 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-293923
 333-293923-01
PROSPECTUS SUPPLEMENT
(To Prospectus dated March 2, 2026)
AMPHENOL TECHNOLOGIES HOLDING GmbH
€500,000,000 3.625% Senior Notes due 2031
Guaranteed on a Senior Unsecured Basis by
AMPHENOL CORPORATION

Amphenol Technologies Holding GmbH (the “Issuer”) is offering €500,000,000 aggregate principal amount of 3.625% Senior Notes due 2031 (the “notes”).
The Issuer will pay interest on the notes annually on March 30 of each year, beginning on March 30, 2027.
The notes will be the Issuer’s senior unsecured and unsubordinated indebtedness and will rank equally in right of payment with all of the Issuer’s existing and future senior unsecured and unsubordinated indebtedness, senior in right of payment to the Issuer’s future indebtedness that is expressly subordinated to the notes, structurally subordinated to the indebtedness of the Issuer’s subsidiaries and effectively subordinated to all of the Issuer’s future secured indebtedness to the extent of the value of the assets securing such indebtedness. The notes will be guaranteed on a senior unsecured basis by Amphenol Corporation (the “Guarantee”), a Delaware corporation and the Issuer’s indirect corporate parent (the “Guarantor”). The Guarantee will be a senior unsecured obligation of the Guarantor and will rank equally in right of payment with all of the Guarantor’s existing and future unsecured and unsubordinated indebtedness, senior in right of payment to any future unsecured and subordinated indebtedness of the Guarantor, structurally subordinated to the indebtedness of the Guarantor’s subsidiaries and effectively subordinated to the Guarantor’s future secured indebtedness to the extent of the value of the assets securing such indebtedness.
The Issuer may redeem some or all of the notes from time to time at the applicable redemption prices described in “Description of the Notes — Optional Redemption” in this prospectus supplement. Also, the Issuer may, at its option, redeem the notes, in whole but not in part, at 100% of their principal amount, together with interest accrued thereon to, but not including, the date fixed for redemption, in the event of certain changes in tax law as described under “Description of the Notes — Tax Redemption.”
Unless the Issuer has previously redeemed the notes, if a Change of Control Repurchase Event (as defined herein) occurs, the Issuer will be required to offer to repurchase the notes at a purchase price in cash equal to 101% of the principal amount of the notes, plus any accrued and unpaid interest to, but not including, the date of repurchase as described under “Description of the Notes — Change of Control” in this prospectus supplement.
Investing in the notes involves risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement and on page 6 of the accompanying prospectus and the risk factors included in Amphenol Corporation’s periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, each of which is incorporated by reference herein, for a discussion of certain risks you should consider carefully before investing in the notes.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
There is currently no market for the notes. An application will be made for the listing particulars relating to the notes to be approved by the Irish Stock Exchange plc, trading as Euronext Dublin (“Euronext Dublin”) and for the notes to be admitted to listing on the Official List of Euronext Dublin and trading on the Global Exchange Market thereof. There can be no assurance that the notes will be admitted to the Official List of Euronext Dublin or admitted to trading on the Global Exchange Market. The listing application will be subject to approval by Euronext Dublin. The Issuer cannot assure you that its application to list the notes on the Official List of Euronext Dublin will be approved or that the notes will be admitted to trading on the Global Exchange Market thereof or that any such admissions to listing and trading will be maintained. Prospective purchasers of the notes should be aware that the Global Exchange Market is not a regulated market for the purposes of Directive 2014/65/EU (as amended, “MiFID II”). See “Description of the Notes — Listing of the notes” and “Underwriting.”

	Price to Public(1)	Underwriting Discount	Proceeds to us (before expenses)
Per note	99.838%	0.350%	99.488%
Total	€499,190,000	€1,750,000	€497,440,000

(1)
Plus accrued interest, if any, from March 30, 2026, if settlement occurs after that date.

The notes will be ready for delivery in book-entry form only through a common depositary for Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”), on or about March 30, 2026.
Joint Book-Running Managers
Barclays	Citigroup	Commerzbank	HSBC
BofA Securities	Goldman Sachs & Co. LLC	TD Securities
Senior Co-Manager
US Bancorp
Co-Managers
Loop Capital Markets	Siebert Williams Shank
The date of this prospectus supplement is March 24, 2026.

Each of this prospectus supplement, the accompanying prospectus and any free writing prospectus authorized by Amphenol Corporation and the Issuer contains and incorporates by reference information that you should consider when making your investment decision. Amphenol Corporation and the Issuer have not, and the underwriters have not, authorized anyone to provide you with different information. If you receive any different or inconsistent information, you should not rely on it.
You should assume that the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein and therein, is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
Amphenol Corporation and the Issuer are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted.

Prospectus Supplement
Prospectus

S-i

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement supplements the accompanying prospectus. The accompanying prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration, or continuous offering, process. Under this shelf registration process, we may, at any time and from time to time, issue and sell, in one or more offerings, the senior debt securities, including the notes and the related Guarantee, described in the accompanying prospectus.
The accompanying prospectus provides you with a general description of the senior debt securities and the guarantees, and this prospectus supplement contains specific information about the terms of this offering of the notes and the Guarantee. This prospectus supplement, or the information incorporated by reference in this prospectus supplement or the accompanying prospectus, may add, update or change information contained in the accompanying prospectus. If information in this prospectus supplement, or the information incorporated by reference in this prospectus supplement, is inconsistent with the accompanying prospectus, this prospectus supplement, or the information incorporated by reference in this prospectus supplement, will apply and will modify or supersede that information in the accompanying prospectus.
Pursuant to Rule 3-10 of Regulation S-X, separate consolidated financial statements of Amphenol Technologies Holding GmbH have not been presented. As permitted under Rule 13-01(a)(4)(vi) of Regulation S-X, we have excluded the combined summarized financial information of Amphenol Corporation and Amphenol Technologies Holding GmbH as management believes that such summarized financial information would not be material to investors.
Before making your investment decision, you should read and carefully consider this prospectus supplement and the accompanying prospectus, together with the additional information in the documents referred to in the sections entitled “Where You Can Find More Information” in the accompanying prospectus and “Incorporation of Certain Information by Reference” in this prospectus supplement.
Unless otherwise stated, or the context otherwise requires, references in this prospectus supplement to “we,” “us,” “our” and the “Company” refer to Amphenol Corporation, a Delaware corporation, and, where appropriate, its consolidated subsidiaries, except in the “Description of the Notes” or where it is clear from the context that the terms mean only the Issuer; and the term “Issuer” refers to Amphenol Technologies Holding GmbH, a German limited liability company (Gesellschaft mit beschränkter Haftung), wholly-owned indirect subsidiary of the Company and the issuer of the notes, and, where appropriate, its consolidated subsidiaries, except in the “Description of the Notes” or where it is clear from the context that the term means Amphenol Technologies Holding GmbH. When we refer to the “notes” in this prospectus supplement, we mean the notes being offered by this prospectus supplement, unless we state otherwise.
References in this prospectus supplement to “$,” “dollars” and “U.S. dollars” are to the currency of the United States of America and references to “€” or “euro” are to the single currency introduced at the third stage of the European Monetary Union pursuant to the Treaty establishing the European Community, as amended.
IN CONNECTION WITH THE ISSUE OF THE NOTES, CITIGROUP GLOBAL MARKETS EUROPE AG, IN ITS ROLE AS STABILISATION MANAGER (THE “STABILISATION MANAGER”) (OR PERSONS ACTING ON BEHALF OF THE STABILISATION MANAGER) FOR ITS OWN ACCOUNT MAY, TO THE EXTENT PERMITTED BY APPLICABLE LAWS AND REGULATIONS, OVER-ALLOT NOTES OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICE OF THE NOTES AT A LEVEL HIGHER THAN THAT WHICH MIGHT OTHERWISE PREVAIL. HOWEVER, THERE IS NO ASSURANCE THAT THE STABILISATION MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILISATION MANAGER) WILL UNDERTAKE ANY STABILIZATION ACTION. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE FINAL TERMS OF THE OFFER OF THE NOTES IS MADE, AND, IF BEGUN, MAY CEASE AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 DAYS AFTER THE ISSUE OF THE NOTES AND 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES. ANY STABILIZATION ACTION OR OVER-ALLOTMENT COMMENCED MUST BE CONDUCTED BY THE

S-iii

STABILISATION MANAGER (OR PERSON(S) ACTING ON BEHALF OF THE STABILISATION MANAGER) IN ACCORDANCE WITH APPLICABLE LAWS AND RULES.
MIFID II product governance / Professional investors and ECPs only target market — Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in Directive 2014/65/EU (as amended, “MiFID II”); and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.
Prohibition of sales to EEA retail investors — The notes are not intended to be offered, sold or otherwise made available, and should not be offered, sold or otherwise made available, to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.
UK MIFIR product governance / Professional Investors and ECPs Only Target Market — Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is only eligible counterparties as defined in the FCA Handbook Conduct of Business Sourcebook (“COBS”), and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“UK MiFIR”); and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.
Prohibition of sales to UK retail investors — The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is neither: (i) a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”), nor (ii) a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulation 2024 (“POATRs”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. Any offer of notes in the UK will be made pursuant to an exception from the prohibition on offers to the public under the POATRs.
The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for

S-iv

the purposes of section 21 of the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the UK. The communication of such documents and/or materials is only being made to (i) persons outside the UK; (ii) and those persons in the UK (A) who have professional experience in matters relating to investments who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”)); or (B) who are high net worth companies, or other persons to whom they may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Financial Promotion Order, (all such persons together being referred to as “relevant persons”). In the UK, this prospectus supplement, the accompanying prospectus and the notes offered hereby are only available to, and any investment or investment activity to which this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any other document or materials relating to the issue of the notes offered hereby relates will be engaged in only with, relevant persons. Any person in the UK that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any other document or materials relating to the issue of the notes offered hereby or any of their contents.

S-v

FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements are based on our management’s assumptions and beliefs about future events or circumstances using information currently available, and as a result, they are subject to risks and uncertainties. Forward-looking statements address events or developments that we expect or believe may or will occur in the future. These forward-looking statements, which address our expected business and financial performance and financial condition, among other matters, may contain words and terms such as: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “look ahead,” “may,” “ongoing,” “optimistic,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or “would” and other words and terms of similar meaning.
Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about expected earnings, revenues, growth, liquidity, effective tax rate, interest rates, the expected timing for the closing of certain acquisitions or other matters. Although we believe the expectations reflected in all forward-looking statements are based upon reasonable assumptions, the expectations may not be attained or there may be material deviation. Readers and investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. There are risks and uncertainties that could cause actual results to differ materially from these forward-looking statements.
A description of some of these uncertainties and other risks is set forth under the caption “Risk Factors” in Amphenol Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is incorporated by reference herein, as well as other reports filed with the SEC, including, but not limited to, Amphenol Corporation’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. There may be other risks and uncertainties not identified in these documents that we either currently do not expect to have an adverse effect on our business or that we are unable to predict or identify at the time of Amphenol Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Our forward-looking statements may also be impacted by, among other things, future tax, regulatory and other legal changes that may arise in any of the jurisdictions in which we operate.
We undertake no obligation to update or revise any forward-looking statements except as required by law.

S-vi

TRADEMARKS
We own or have the rights to use various trademarks, logos, and service marks in the operation of our business. This prospectus supplement may also include trademarks, logos, service marks, and trade names of other companies that, to our knowledge, are the property of their respective owners. We do not intend our use or display of other parties’ trademarks, logos, service marks, or trade names to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties. Solely for convenience, certain of our trademarks, service marks, and trade names referred to in or incorporated by reference in this prospectus supplement may appear without the ™ or ® symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent permitted under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks, and trade names.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement the information that Amphenol Corporation has filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and the information that Amphenol Corporation files later with the SEC will automatically update and, where applicable, modify or supersede the information in this prospectus supplement and the documents listed below. We hereby “incorporate by reference” the following documents that have been or will be filed with the SEC:
•
Amphenol Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 11, 2026;

•
Amphenol Corporation’s Current Reports on Form 8-K, filed on January 8, 2026 (other than the information furnished pursuant to Item 7.01 and Exhibit 99.1), January 12, 2026 (other than the information furnished pursuant to Item 7.01 and Exhibit 99.1) and February 5, 2026 (other than the information furnished pursuant to Item 7.01 and Exhibit 99.1); and

•
All of Amphenol Corporation’s future filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement until the time all the notes are sold in this offering.

We are not, however, incorporating any documents or information that are deemed to have been furnished rather than filed in accordance with SEC rules.
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and number:
Investor Relations
Amphenol Corporation 358
Hall Avenue
Wallingford, Connecticut 06492
Telephone No: (203) 265-8900
Any of the additional documents that Amphenol Corporation may file with the SEC subsequent to the date of this prospectus supplement do not form part of the listing particulars to be approved by Euronext Dublin.

S-vii

SUMMARY
This summary highlights selected information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in the notes. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the information incorporated by reference, especially the risks of investing in the notes described under “Risk Factors” in this prospectus supplement in addition to the risks described under the heading “Item 1A. Risk Factors” contained in Amphenol Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is incorporated by reference herein, and our consolidated financial statements and the notes to those statements incorporated by reference herein before you decide to invest in the notes. See also “Where You Can Find More Information” in the accompanying prospectus.
Amphenol Corporation
We are one of the world’s largest designers, manufacturers and marketers of electrical, electronic and fiber optic connectors and interconnect systems, antennas, sensors and sensor-based products and coaxial, high-speed, fiber optic and specialty cable. We estimate, based on recent reports of industry analysts, that worldwide sales of interconnect, value-add cable assembly, antenna, cable and sensor-related products were approximately $500 billion in 2025.
Certain predecessor businesses of the Company were founded in 1932 and Amphenol Corporation was incorporated under the laws of the State of Delaware in 1986. Amphenol Corporation’s Class A Common Stock began trading on the New York Stock Exchange in 1991 (ISIN Code: US0320951017).
Our strategy is to provide our customers with comprehensive design capabilities, a broad selection of products and a high level of quality and service on a worldwide basis, while maintaining continuing programs of productivity improvement and cost control. We align our businesses into three reportable business segments: (i) Communications Solutions, (ii) Harsh Environment Solutions and (iii) Interconnect and Sensor Systems. This alignment and segment structure reinforces our entrepreneurial culture and enables clear accountability of each of our business unit general managers, while enhancing the scalability of our business for the future. We have three segment managers who lead our respective reportable business segments, each reporting directly to Amphenol Corporation’s Chief Executive Officer. All segment information throughout this prospectus is presented under our three reportable business segments.
A description of each of our reportable business segments is as follows:
•
Communications Solutions — the Communications Solutions segment designs, manufactures and markets a broad range of connector and interconnect systems, including high speed, radio frequency, power, fiber optic and other interconnect products; coaxial, fiber optic, power and high-speed cable; antennas; and other products.

•
Harsh Environment Solutions — the Harsh Environment Solutions segment designs, manufactures and markets a broad range of ruggedized interconnect products, including connectors and interconnect systems, specialty cable, printed circuits and printed circuit assemblies and other products.

•
Interconnect and Sensor Systems — the Interconnect and Sensor Systems segment designs, manufactures and markets a broad range of sensors, sensor-based systems, connectors and value-add interconnect systems.

Amphenol Corporation’s principal executive offices are located at 358 Hall Avenue, Wallingford, Connecticut 06492, and its main telephone number is (203) 265-8900. Amphenol Corporation’s designated and appointed agent to receive service of process is The Corporation Trust Company located at Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, New Castle County. Our website is located at http://www.amphenol.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement or the accompanying prospectus.

The Issuer
The Issuer, Amphenol Technologies Holding GmbH, is a holding company for many of Amphenol Corporation’s European subsidiaries, and was incorporated as a limited liability company (Gesellschaft mit beschränkter Haftung) under the laws of the Federal Republic of Germany with the name LPL Technologies Holding GmbH on December 19, 1989, with the company number HRB104157. The Issuer changed its name to Amphenol Technologies Holding GmbH on June 25, 2018. Its financial year end is December 31. The Issuer’s registered office is at August-Häußer-Strasse 10, 74080 Heilbronn, Germany.

The Offering
The following summary contains basic information about the notes and is not intended to be complete.
For a more complete understanding of the notes, please refer to the sections entitled “Description of the Notes” in this prospectus supplement and “Description of Senior Debt Securities” and “Description of Guarantees” in the accompanying prospectus. For purposes of the description of notes included in this prospectus supplement, references to “we,” “us” and “our” refer only to Amphenol Technologies Holding GmbH.
Issuer
Amphenol Technologies Holding GmbH.
Securities Offered
€500,000,000 aggregate principal amount of 3.625% Senior Notes due 2031.
Maturity Date
The notes will mature on March 30, 2031.
Interest and Payment Dates
The notes will bear interest at an annual rate of 3.625%. Interest on the notes is payable annually on March 30 of each year, beginning on March 30, 2027.
Guarantee
The notes will be guaranteed by Amphenol Corporation. See “Description of the Notes — Guarantee.”
Optional Redemption
The Issuer may redeem some or all of the notes from time to time at the applicable redemption prices described in “Description of the Notes — Optional Redemption” in this prospectus supplement.
Repurchase upon a Change of Control
The occurrence of a “Change of Control Repurchase Event” (as defined under “Description of the Notes — Change of Control” in this prospectus supplement) will require the Issuer to offer to repurchase from you all or a portion of your notes at a purchase price in cash equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase (subject to the right of holders of record on the relevant interest record date to receive interest due on the relevant interest payment date). See “Description of the Notes — Change of Control” in this prospectus supplement.
Ranking
The notes will:
•
be the Issuer’s senior unsecured and unsubordinated senior indebtedness;

•
be effectively subordinated in right of payment to the Issuer’s future secured indebtedness to the extent of the value of the assets securing such debt;

•
be structurally subordinated to any indebtedness of the Issuer’s subsidiaries;

•
rank equally in right of payment with all of the Issuer’s existing and future senior unsecured and unsubordinated indebtedness, including the Issuer’s 2.000% Euro Senior Notes due 2028 (the “2028 Euro Notes”); and

•
be senior in right of payment to the Issuer’s future indebtedness that is expressly subordinated to the notes.

As of December 31, 2025, on a pro forma as adjusted basis after giving effect to this offering and the application of the net proceeds from this offering as more fully described in “Use of Proceeds” in this prospectus supplement:
•
the Issuer would have had approximately $1,166.3 million of unsecured and unsubordinated indebtedness, all of which would constitute senior indebtedness;

•
the Issuer would have had no secured indebtedness to which the notes would have been effectively subordinated; and

•
the Issuer’s subsidiaries would have had approximately $18.1 million of indebtedness to which the notes would have been structurally subordinated.

The Guarantee will:
•
be the Guarantor’s senior unsecured obligation;

•
rank equally in right of payment with all of the Guarantor’s existing and future unsecured and unsubordinated indebtedness and senior in right of payment to any of the Guarantor’s future unsecured and subordinated indebtedness; and

•
be structurally subordinated to the indebtedness of the Guarantor’s subsidiaries and effectively subordinated to any future secured indebtedness of the Guarantor to the extent of the value of the assets securing such indebtedness.

As of December 31, 2025, on a pro forma as adjusted basis after giving effect to this offering, borrowings under the Delayed Draw Term Loans (as defined below), which were fully drawn in January 2026 to fund a portion of the consideration for Amphenol Corporation’s acquisition of CommScope’s Connectivity and Cable Solutions business (the “Delayed Draw Term Loan Borrowings”), and the application of the net proceeds from this offering as more fully described in “Use of Proceeds” in this prospectus supplement:
•
the Issuer and the Guarantor would have had approximately $18,566.1 million of unsecured and unsubordinated indebtedness, all of which would constitute senior indebtedness;

•
the total debt of the Guarantor’s subsidiaries (including the Issuer) would have been approximately $1,208.4 million; and

•
the Guarantor’s subsidiaries (other than the Issuer) would have had approximately $42.1 million of indebtedness to which the notes would have been structurally subordinated.

Payment of Additional Amounts
All payments of principal, premium, if any, and interest on the notes or in respect of the Guarantee shall be made free and clear of, and without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, “Taxes”), unless such withholding or deduction is required by applicable law. Where the withholding or deduction of Taxes is imposed, collected, withheld, assessed or levied by or on behalf of Germany or any other jurisdiction in which the Issuer or the Guarantor is organized or resident for tax purposes, any jurisdiction through which the paying agent makes the payments on the notes or the Guarantee on behalf of the Issuer or the Guarantor or, in each case, any governmental authority or political subdivision thereof or therein having the power to tax (a “Relevant Jurisdiction”), we will, subject to certain exceptions and limitations, pay such additional amounts (“Additional Amounts”) as are necessary so that the net payment paid by us of the principal of, premium, if any, and interest on such notes received by each holder, after such withholding or deduction (including any withholding or deduction in respect of such payment of Additional Amounts), will not be less than the amount that would have been received in respect of such notes and the Guarantee had no withholding or deduction been required. See “Description of the Notes — Additional Amounts”.
Tax Redemption
If the Issuer or the Guarantor becomes obligated to pay any Additional Amounts with respect to any notes as a result of any change in, or amendment to, the laws, treaties, rulings or regulations of a Relevant Jurisdiction, or any change in the official interpretation or application of the laws, treaties, rulings or regulations of a Relevant Jurisdiction, and such obligation cannot be avoided by our taking reasonable measures available to us, the Issuer may at its option, upon providing prior notice, redeem all, but not a portion of, the notes at any time at their principal amount together with interest accrued to, but excluding, the redemption date. See “Description of the Notes — Tax Redemption.”
Currency of Payment
All payments of interest and principal, including payments made upon any redemption of the notes and payment of Additional Amounts, if any on the notes, will be made in euro. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. See “Description of the Notes — Issuance in Euro; Payment on the Notes.”
Covenants
The notes will be issued under an indenture to be dated as of the closing date (the “indenture”) among the Issuer, the Guarantor and U.S. Bank Trust Company, National Association, as trustee.
The indenture will contain, among other things, covenants that will limit our ability and the ability of certain of our subsidiaries to:
•
incur liens on Principal Property (as defined under “Description of Senior Debt Securities — Definitions” in the accompanying prospectus);

•
engage in certain sale/leaseback transactions; and

•
consolidate or merge with or into, or sell substantially all of our assets to, another person.

These covenants are subject to a number of important exceptions and qualifications. For more details, see “Description of Senior Debt Securities — Covenants” in the accompanying prospectus.
Listing and Trading
An application will be made to list the notes on the Official List of Euronext Dublin and to admit the notes for trading on the Global Exchange Market thereof. The Issuer cannot assure you that the application to list the notes on the Official List of Euronext Dublin will be approved or that the notes will be admitted to trading on the Global Exchange Market of Euronext Dublin or that any such listing or admission to trading will be maintained. The notes are a new issue of securities with no established trading market.
Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. The underwriters have advised us that they currently intend to make a market in the notes.
However, they are not obligated to do so and any market making with respect to the notes may be discontinued without notice. See “Risk Factors — Your ability to transfer the notes may be limited since there is no public market for the notes, and we do not know if an active trading market will ever develop, or if a market does develop, whether it will be sustained” in this prospectus supplement.
Use of Proceeds
We anticipate that the net proceeds from the offering, after deducting the underwriting discount and offering expenses payable by us, will be approximately €496.1 million. We intend to use the net proceeds from this offering to repay the Issuer’s outstanding 0.750% Euro Senior Notes due 2026, which are guaranteed by Amphenol Corporation (the “0.750% 2026 Notes”) at maturity and for general corporate purposes. For more information, see “Use of Proceeds.”
Denominations
The notes will be issued in the form of one or more permanent global notes in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. Notes in denominations of less than €100,000 will not be available.
Form of Notes
The notes will be issued as fully registered notes, in book-entry form, represented by one or more global notes deposited with or on behalf of a common depositary on behalf of Clearstream and Euroclear and registered in the name of the nominee of the common depositary for the accounts of Clearstream and Euroclear.
Beneficial interests in the notes will be shown on, and transfers will be effected through, records maintained by Clearstream and Euroclear and their participants. Those with beneficial interests in notes held in book-entry form will not be entitled to receive physical delivery of certificated notes except in certain limited circumstances. For a description of certain factors relating to clearance and settlement, see “Provisions Related to the Notes While Represented by the Global Notes.” See “Global Securities” in the accompanying prospectus.

Governing Law
The notes will be governed by the laws of the State of New York.
Tax Consequences
Prospective investors are urged to consult their own tax advisors with respect to the U.S. federal, state, local and German and other foreign tax consequences of purchasing, owning and disposing of the notes. See “Material United States Federal Income Tax Consequences” and “Material German Tax Considerations.” You should consult your own tax advisor to determine the U.S. federal tax, German tax and other tax consequences of an investment in the notes.
Trustee
U.S. Bank Trust Company, National Association.
Paying Agent, Transfer Agent, Security Registrar
U.S. Bank Europe DAC.
Listing Agent
Maples and Calder (Ireland) LLP.
Common Code/ISIN
331622575/XS3316225757.
Legal Entity Identifier
549300110BRSS7DV8V39.
Risk Factors
Investing in the notes involves risks. In considering whether to purchase the notes, you should carefully consider all of the information set forth in this prospectus supplement, the accompanying prospectus, any free writing prospectus with respect to this offering filed by us with the SEC and the documents incorporated by reference herein and therein. In particular, you should evaluate the specific risks set forth in the section entitled “Risk Factors” in this prospectus supplement in addition to the risks described under the heading “Item 1A. Risk Factors” contained in Amphenol Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is incorporated by reference herein. See “Risk Factors” beginning on page S-10 of this prospectus supplement.

Summary Historical Consolidated Financial Data
The following tables set forth certain of our condensed consolidated financial data. The summary financial information presented below as of and for each of the three years ended December 31, 2025, 2024 and 2023, has been derived from, and should be read in conjunction with, the audited consolidated financial statements and the accompanying notes incorporated by reference in this prospectus supplement. The summary historical consolidated financial information may not be indicative of our future performance. Amphenol Technologies Holding GmbH is a wholly owned subsidiary of Amphenol Corporation and the information set forth below refers to Amphenol Corporation and its consolidated subsidiaries. You should read the information in conjunction with the section entitled “Risk Factors” contained in or incorporated by reference into this prospectus supplement and accompanying prospectus and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes, in each case incorporated by reference in this prospectus supplement and the accompanying prospectus.
	Year Ended December 31,
(in millions)	2025	2024	2023
Statements of Income Data:
Net sales	$23,094.7	$15,222.7	$12,554.7
Cost of sales	14,577.0	10,083.0	8,470.6
Selling, general and administrative expenses	2,545.7	1,855.4	1,489.9
Operating income	5,868.6	3,156.9	2,559.6
Net income attributable to APH	4,270.3	2,424.0	1,928.0
Non-GAAP Data:
Adjusted operating income(a)	6,049.8	3,302.5	2,594.2
Adjusted net income attributable to APH(a)	4,272.5	2,382.1	1,870.4
Statements of Cash Flow and Other Data:
Net cash provided by operating activities	5,374.7	2,814.7	2,528.7
Net cash used in investing activities	(5,082.1)	(2,648.6)	(1,393.7)
Net cash provided by (used in) financing activities	7,423.2	1,729.9	(1,012.4)
Capital expenditures	(996.6)	(665.4)	(372.8)
	As of December 31,
(in millions)	2025	2024	2023
Balance Sheet Data:
Cash and cash equivalents	$11,130.6	$3,317.0	$1,475.0
Short-term investments	303.6	18.4	185.2
Working capital(b)	13,464.4	5,602.2	3,682.6
Total assets	36,236.9	21,440.2	16,526.4
Total debt(c)	15,502.0	6,886.1	4,337.3
Total equity	13,500.4	9,847.4	8,395.8

(a)
See “— Supplemental Financial Information — Reconciliations of GAAP to Non-GAAP Financial Measures” below.

(b)
Working capital is calculated as total current assets less total current liabilities.

(c)
Total debt includes long-term debt and capital lease obligations and the current portion of long-term debt and capital lease obligations.

Supplemental Financial Information Reconciliations of GAAP to Non-GAAP Financial Measures
Management utilizes the non-GAAP financial measures defined below as part of its internal reviews for purposes of monitoring, evaluating and forecasting our financial performance, communicating operating results to our Board of Directors and assessing related employee compensation measures.
Management believes that such non-GAAP financial measures may be helpful to investors in assessing our overall financial performance, trends and period-over-period comparative results. The following non- GAAP financial measures related to operating income and net income attributable to Amphenol Corporation exclude income and expenses that are not directly related to our operating performance during the periods presented. Items excluded in the presentation of these non-GAAP financial measures in any period may consist of, without limitation, acquisition-related expenses, refinancing-related costs, gains associated with bargain purchase acquisitions, the excess tax benefits related to stock-based compensation and certain other discrete tax items including but not limited to, (i) the impact of tax audits relating to prior periods and (ii) significant changes in tax law. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included below. The following non-GAAP financial information is included for supplemental purposes only and should not be considered in isolation or as a substitute for or superior to the related U.S. GAAP financial measures. In addition, these non-GAAP financial measures are not necessarily the same or comparable to similar measures presented by other companies as such measures may be calculated differently or may exclude different items. Such non-GAAP financial measures should be read in conjunction with our financial statements presented in accordance with GAAP.
The following are reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures for the periods presented:
	Year Ended December 31,
	2025		2024		2023
(in millions)	Operating Income	Net Income attributable to APH	Operating Income	Net Income attributable to APH	Operating Income	Net Income attributable to APH
Reported (GAAP)	$5,868.6	$4,270.3	$3,156.9	$2,424.0	$2,559.6	$1,928.0
Amortization of acquisition-related inventory step-up costs	77.8	59.6	18.2	14.0	—	—
Acquisition-related expenses	103.4	89.2	127.4	105.3	34.6	30.2
Gain on bargain purchase acquisition	—	—	—	—	—	(5.4)
Excess tax benefits related to stock-based compensation	—	(246.6)	—	(142.6)	—	(82.4)
Discrete tax items	—	100.0	—	(18.6)	—	—
Adjusted (non-GAAP)(1)	$6,049.8	$4,272.5	$3,302.5	$2,382.1	$2,594.2	$1,870.4

(1)
The definitions of the non-GAAP financial measures used are as follows:

Adjusted Operating Income is defined as Operating Income, as reported in the Consolidated Statements of Income contained in the financial statements of Amphenol Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is incorporated by reference herein, excluding income and expenses that are not directly related to Amphenol Corporation’s operating performance during the years presented.
Adjusted Net Income attributable to APH is defined as Net Income attributable to Amphenol Corporation, as reported in the Consolidated Statements of Income contained in the financial statements of Amphenol Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is incorporated by reference herein, excluding income and expenses and their specific tax effects, that are not directly related to Amphenol Corporation’s operating performance during the years presented.

RISK FACTORS
Investing in the notes involves risks. In considering whether to purchase the notes, you should carefully consider all of the information set forth in this prospectus supplement, the accompanying prospectus, any free writing prospectus with respect to this offering filed by us with the SEC and the documents incorporated by reference herein and therein. In particular, you should carefully consider the specific risks described below in addition to the risks described under the heading “Item 1A. Risk Factors” contained in Amphenol Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is incorporated by reference herein. You could lose part or all of your investment.
The risks and uncertainties discussed in this prospectus supplement and in the documents incorporated by reference herein are those we currently believe may materially affect us. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition and results of operations.
Your ability to transfer the notes may be limited since there is no public market for the notes, and we do not know if an active trading market will ever develop, or if a market does develop, whether it will be sustained.
The notes will constitute a new issue of securities with no established trading market. Although the Issuer plans to make application to list the notes on the Official List of Euronext Dublin and to admit the notes for trading on the Global Exchange Market thereof, we cannot assure you that the notes will be listed and, if listed, that such notes will remain listed for the entire term of such notes. We cannot predict how the notes will trade in the secondary market, or whether that market will be liquid or illiquid. The listing of notes on the Official List of Euronext Dublin or any other securities exchange will not necessarily ensure that a trading market will develop for such notes, and if a trading market does develop, that there will be liquidity in the trading market. We have been advised by the underwriters that they intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities with respect to the notes at any time without any notice. If no active trading market develops, you may be unable to resell your notes at any price or at their fair market value.
If a trading market does develop, changes in our credit ratings or the debt markets could adversely affect the liquidity of any market for the notes.
The liquidity of any market for the notes will depend on a number of factors, including:
•
our credit ratings with major credit rating agencies;

•
the prevailing interest rates being paid by other companies similar to us;

•
the market price of Amphenol Corporation’s common shares;

•
our financial condition, operating performance and future prospects;

•
the market for similar securities;

•
the overall condition of the financial markets; and

•
the interest of securities dealers in making a market for the notes.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the notes.
In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the industries in which we operate as a whole and may change their credit rating for us based on their overall view of such industries. A negative change in our rating could have an adverse effect on the price of the notes. Therefore, we cannot assure you that you will be able to sell your notes at a particular time or the price that you receive when you sell your notes will be favorable.

Despite our current or future indebtedness level, we may still be able to incur substantially more debt.
We may be able to incur substantial indebtedness in the future. The terms of the indenture governing the notes will not fully prohibit us from doing so. If we incur any additional indebtedness that ranks equally with the notes, the holders of that debt will be entitled to share ratably with the holders of the notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of Amphenol Corporation.
Our debt instruments contain restrictive covenants that may adversely affect our ability to operate our business.
Amphenol Corporation’s revolving credit facility, Amphenol Corporation’s three-year unsecured delayed draw term loan credit agreement (the “Three-Year Delayed Draw Term Loan”) and 364-day unsecured delayed draw term loan credit agreement (the “364-Day Delayed Draw Term Loan” and, together with the Three-Year Delayed Draw Term Loan, the “Delayed Draw Term Loans”), the indenture that will govern the notes and the indenture that governs Amphenol Corporation’s existing notes contain various covenants that limit the Issuer’s and Amphenol Corporation’s ability and the ability of the Issuer’s and Amphenol Corporation’s subsidiaries to, among other things:
•
incur certain liens;

•
enter into certain sale and leaseback transactions with respect to any of the Issuer’s and Amphenol Corporation’s Principal Property (as defined under “Description of Senior Debt Securities — Definitions” in the accompanying prospectus);

•
consolidate or merge with or into, or sell substantially all of the Issuer’s and Amphenol Corporation’s assets to, another person;

•
make accounting changes, except as required or permitted under generally accepted accounting principles;

•
make a material change to the nature of the Issuer’s and Amphenol Corporation’s business;

•
engage in speculative transactions; and

•
incur additional indebtedness and guarantee indebtedness.

In addition, Amphenol Corporation’s revolving credit facility and its Delayed Draw Term Loan facilities contain financial maintenance covenants limiting the ratio of debt to earnings before interest, taxes, depreciation and amortization. Although Amphenol Corporation was in compliance with the financial maintenance covenant under its revolving credit facility and its Delayed Draw Term Loan facilities as of December 31, 2025, the ability to meet each financial maintenance covenant can be affected by events beyond our control, and we cannot provide assurance that Amphenol Corporation will continue to meet these tests. A breach of certain covenants under the revolving credit facility or the Delayed Draw Term Loan facilities could also result in a default under our other indebtedness. Upon the occurrence of an event of default under any of our indebtedness, the lenders could elect to declare all amounts outstanding thereunder to be immediately due and payable and terminate all commitments to extend further credit. If the lenders accelerate the repayment of borrowings, we may not have sufficient assets to repay the revolving credit facility, the Delayed Draw Term Loan facilities and other indebtedness, including these notes.
We may be unable to generate the cash flow to service our debt obligations, including the notes.
We cannot assure you that our business will generate sufficient cash flow or that we will be able to borrow funds under Amphenol Corporation’s revolving credit facility, in an amount sufficient to enable us to service our indebtedness, including the notes, or to make anticipated capital expenditures. Our ability to pay our expenses and satisfy our debt obligations, to refinance our debt obligations and to fund planned capital expenditures will depend on our future performance, which will be affected by general economic, financial, competitive, legislative, regulatory and other factors beyond our control. If we are unable to generate sufficient cash flow from operations or to borrow sufficient funds in the future to service our debt, we may be required to sell assets, reduce capital expenditures, refinance all or a portion of our existing debt (including the notes) or obtain additional financing. We cannot assure you that we will be able to refinance our debt, sell assets or borrow more money on terms acceptable to us, if at all. Additionally, the covenants contained in Amphenol Corporation’s revolving credit facility and the Delayed Draw Term Loans restrict its ability to incur additional debt.
We may not be able to repurchase the notes upon a Change of Control Repurchase Event.
Upon the occurrence of a “Change of Control Repurchase Event” (as described under “Description of the Notes — Change of Control” in this prospectus supplement), we will be required to offer to repurchase all of our outstanding senior notes at a purchase price in cash equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase (subject to the right of holders of record on the relevant interest record date to receive interest due on the relevant interest payment date). However, we may not be able to repurchase the notes upon a Change of Control Repurchase Event because we may not have sufficient funds to do so. In addition, our future debt agreements may contain provisions that restrict us from repurchasing all of the notes tendered by holders upon a Change of Control Repurchase Event. Our failure to repurchase the notes upon a Change of Control Repurchase Event would cause a default under the indenture that will govern the notes, which could result in defaults under our other debt agreements and have material adverse consequences for us and the holders of the notes.
In addition, case law suggests that, in the event that incumbent directors are replaced as a result of a contested election, issuers may nevertheless avoid triggering a change of control under a clause similar to third bullet of the definition of “Change of Control” under the caption “Description of the Notes — Change of Control” in this prospectus supplement, if the outgoing directors were to approve the new directors for the purpose of avoiding the triggering of such change of control clause.
Redemption may adversely affect your return on the notes.
The Issuer has the right to redeem some or all of the notes prior to maturity, as described under “Description of the Notes — Optional Redemption” and under “Description of the Notes — Tax Redemption” in this prospectus supplement. The Issuer may redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate of the notes being redeemed.
The notes will be unsecured and will be effectively subordinated to our future secured indebtedness.
Our obligations under the notes will not be secured by any of our or our subsidiaries’ assets. In addition, the indenture will permit us and our subsidiaries to incur additional indebtedness, which may be secured. As a result, the notes will be effectively subordinated to all of our and our subsidiaries’ future secured indebtedness and other obligations to the extent of the value of the assets securing such obligations. If we were to become insolvent or otherwise fail to make payments on the notes, holders of our secured obligations would be paid first and would receive payments from the assets securing such obligations before the holders of the notes would receive any payments. Holders of the notes will participate ratably with all holders of our unsecured indebtedness deemed to be of the same class as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets.
The notes will be structurally subordinated to indebtedness and other liabilities of the Issuer’s subsidiaries.
The notes will be structurally subordinated to the indebtedness and other liabilities of the Issuer’s subsidiaries and Amphenol Corporation’s Guarantee will be structurally subordinated to the indebtedness and other liabilities of Amphenol Corporation’s subsidiaries (other than the Issuer), and holders of the notes will not have any claim as a creditor against any of these subsidiaries. Accordingly, claims of holders of the notes will be structurally subordinated to the claims of creditors of these subsidiaries, including trade creditors. All obligations of such subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to the Issuer or Amphenol Corporation (as applicable). In addition, the indenture will not prohibit such subsidiaries from incurring additional indebtedness.

As of December 31, 2025, on a pro forma as adjusted basis after giving effect to this offering and the application of the net proceeds from this offering as more fully described in “Use of Proceeds” in this prospectus supplement, the Guarantor’s subsidiaries (other than the Issuer) would have had approximately $42.1 million of indebtedness to which the notes would have been structurally subordinated.
Our cash flow and our ability to service our indebtedness, including the notes, is partially dependent upon the earnings of our subsidiaries.
Our cash flow and our ability to service our indebtedness, including the notes, is partially dependent upon the earnings of our subsidiaries. In addition, we are particularly dependent on the distribution of earnings, loans or other payments by our subsidiaries to us. Our subsidiaries are separate and distinct legal entities. Our subsidiaries will have no obligation to pay any amounts due on the notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries’ earnings and business considerations. Our right to receive any assets of any subsidiary upon its liquidation or reorganization, and, therefore, our right to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if we were a creditor of any of our subsidiaries, our right as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to the indebtedness held by us.
German insolvency laws to which the Issuer is or may be subject may not be as favorable to you as United States or other insolvency laws.
As the Issuer is incorporated under the laws of Germany, subject to applicable EU insolvency regulations, any insolvency proceedings in relation to us may be based on German insolvency laws. German insolvency proceedings differ significantly from insolvency proceedings in the United States and may not be as favorable to your interests as creditors as the laws of the United States or other jurisdictions with which you may be familiar. In addition, the Issuer may be able to make use of preventive restructuring tools under the German Act on the Stabilization and Restructuring Framework for Enterprises (Unternehmensstabilisierungs-und-restrukturierungsgesetz), (“StaRUG”), which could result in a modification of the holders’ rights under the notes without their individual consent. See “Certain German Insolvency Law Considerations” for a discussion of German insolvency laws and certain other limitations on the enforceability of our obligations under the notes.
The Issuer is a German company, and it may be difficult for holders of the notes to obtain or enforce judgments against us.
The Issuer is incorporated as a limited liability company (Gesellschaft mit beschränkter Haftung) under the laws of Germany. Certain of the Issuer’s managing directors and authorized officers may reside outside the United States, and certain of the Issuer’s or such persons’ assets are or may be located outside the United States. As a result, it may be difficult for investors to effect service of process, including judgments, upon the Issuer or such persons outside of Germany or within the United States. It may also be difficult for investors to enforce against the Issuer judgments obtained in courts other than German courts. There is no enforcement treaty between Germany and the United States. In order to obtain a judgment that can be enforced in Germany against the Issuer, the judgment must be recognized by a competent German court, which will determine whether the legal requirements of recognition are fulfilled. German courts can be expected to give conclusive effect to a final and enforceable judgment of a court in the United States without re-examination or re-litigation of the substantive matters adjudicated upon if (i) the court involved accepted jurisdiction on the basis of an internationally recognized ground to accept jurisdiction, (ii) the defendant was properly served with the document instituting the proceedings in sufficient time to enable the defendant to defend, (iii) such judgment was not contrary to the public policy of Germany, (iv) such judgment was not incompatible with a judgment given between the same parties by a German court or with a prior judgment given between the same parties by a foreign court in a dispute concerning the same subject matter and based on the same cause of action, provided such prior judgment is recognizable in Germany, and (v) reciprocity is granted.

In addition, a German court might not accept jurisdiction and impose civil liability in an action commenced in Germany and predicated solely upon United States federal securities laws. Furthermore, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in jurisdictions outside the United States.
Enforcing your rights as an investor in the notes or under the Guarantee across multiple jurisdictions may be difficult.
The notes will be issued by Amphenol Technologies Holding GmbH and will be guaranteed by Amphenol Corporation. Amphenol Technologies Holding GmbH and Amphenol Corporation are incorporated or organized, as applicable, under the laws of Germany and the State of Delaware, United States, respectively. In the event of bankruptcy, insolvency or a similar event, proceedings could be initiated in either of these jurisdictions or in the jurisdiction of organization of a future guarantor. Your rights under the notes and the Guarantee will be subject to the laws of multiple jurisdictions and you may not be able to enforce effectively your rights in multiple bankruptcy, insolvency and other similar proceedings. Moreover, such multi-jurisdictional proceedings are typically complex and costly for creditors and often result in substantial uncertainty and delay in the enforcement of creditors’ rights.
In addition, the bankruptcy, insolvency, foreign exchange, administration and other laws of Germany may be materially different from or in conflict with those of the United States, including in respect of creditors’ rights, priority of creditors, the ability to obtain post-petition interest and the duration of the insolvency proceeding. The consequences of the multiple jurisdictions involved in the transaction could trigger disputes over which jurisdiction’s law should apply and choice of law disputes which could adversely affect your ability to enforce your rights under the notes or the Guarantee. Under certain circumstances, a court could cancel the notes and the Guarantee under fraudulent conveyance laws.
The issuance of the notes and the Guarantee may be subject to further review under federal or state fraudulent transfer and conveyance laws. If either the Issuer or Amphenol Corporation become a debtor in a case under the U.S. Bankruptcy Code or encounter other financial difficulty, a court might void (that is, cancel) such debtor’s obligations under the notes or the Guarantee, as applicable. The court might do so if it found that, when the notes or the Guarantee were issued, (i) the Issuer or Amphenol Corporation, as applicable, received less than reasonably equivalent value or fair consideration and (ii) the Issuer or Amphenol Corporation (1) were rendered insolvent, (2) were left with inadequate capital to conduct our business or (3) believed or reasonably should have believed that the Issuer or Amphenol Corporation, as applicable, would incur debts beyond their ability to pay. The court could also void the notes or such Guarantee, without regard to factors (i) and (ii), if it found that the Issuer or Amphenol Corporation issued the notes or such Guarantee, as applicable, with actual intent to hinder, delay or defraud their creditors.
If a court were to find that the issuance of the notes or the Guarantee was a fraudulent conveyance, the court could void the payment obligations under the notes or such Guarantee and require the return of any payment or the return of any realized value with respect to the notes or such Guarantee. In addition, under the circumstances described above, a court could subordinate rather than void obligations under the notes or such Guarantee.
In addition, under German law, and in each case subject to certain further conditions, the notes issued or payments made by the Issuer thereunder may be voided if such issuance or payment prejudices one or more other creditors, and the notes issued or payments made thereunder may be voided if (i) the benefiting party knew that an application for the Issuer’s bankruptcy was filed at the moment of issuing the notes or making the payment or (ii) the Issuer engaged with the benefiting party in issuing the notes or made the payment acting in concert in order to prejudice other creditors. See “Certain German Insolvency Law Considerations.”
The test for determining solvency for purposes of the foregoing will vary depending on the law of the jurisdiction being applied in any proceeding to determine whether a fraudulent transfer has occurred. In general, a court would consider an entity insolvent either if the sum of its debts, including contingent liabilities, was greater than the fair value of all of its assets; the present fair saleable value of its assets was less than the amount that would be required to pay the probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or it could not pay its debts as they become due. For this analysis, “debts” includes contingent and unliquidated debts.
If a court voided the Issuer’s or Amphenol Corporation’s obligations under the notes or the Guarantee, as applicable, you would cease to be the Issuer’s or Amphenol Corporation’s creditor and would likely have no source from which to recover amounts due under the notes or such Guarantee.
We cannot assure you that the procedures for book-entry interests to be implemented through Euroclear or Clearstream will be adequate to ensure the timely exercise of your rights under the notes.
Unless and until notes in definitive registered form are issued in exchange for global notes, owners of book-entry interests will not be considered owners or holders of the notes except in the limited circumstances provided in the indenture. The common depositary for Euroclear and Clearstream (or its nominee) will be the sole registered holder of the global notes representing the notes. After payment to the common depositary, we will have no responsibility or liability for the payment of interest, principal or other amounts to the owners of book-entry interests. Accordingly, if you own a book-entry interest, you must rely on the procedures of Euroclear or Clearstream, as applicable, and if you are not a participant in Euroclear or Clearstream, on the procedures of the participant through which you own your interest, to exercise any rights and obligations of a holder under the indenture.
Unlike the holders of the notes themselves, owners of book-entry interests will not have the direct right to act upon our solicitations for consents, requests for waivers or other actions from holders of the notes. Instead, if you own a book-entry interest, you will be permitted to act only to the extent you have received appropriate proxies to do so from Euroclear or Clearstream. There can be no assurance that procedures implemented for the granting of such proxies will be sufficient to enable you to vote on any request actions on a timely basis.
Similarly, upon the occurrence of an event of default under the indenture, if you own a book-entry interest, you will be restricted to acting through Euroclear or Clearstream. We cannot assure you that the procedures to be implemented through Euroclear or Clearstream will be adequate to ensure the timely exercise of rights under the notes.
The notes have minimum specified denominations of €100,000.
The notes have minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. It is therefore possible that the notes may be traded in amounts in excess of €100,000 that are not integral multiples of €100,000. In such a case, a holder of notes who, as a result of trading such amounts, holds a principal amount of less than €100,000 may not receive a definitive certificate in respect of such holding (should definitive certificates be printed) and would need to purchase a principal amount of notes such that its holding amounts to at least €100,000.
The notes permit us to make payments in U.S. dollars if we are unable to obtain euro.
If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. The amount payable on any date in euro will be converted into U.S. dollars on the basis of the then most recently available market exchange rate for euro, as the case may be. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes.
Holders of the notes may be subject to the effects of foreign currency exchange rate fluctuations, as well as possible exchange controls, relating to the euro.
The initial investors in the notes will be required to pay for the notes in euro. Neither we nor the underwriters will be obligated to assist the initial investors in obtaining euro or in converting other currencies into euro to facilitate the payment of the purchase price for the notes. An investment in any security denominated in, and all payments with respect to which are to be made in, a currency other than the currency of the country in which an investor in notes resides or the currency in which an investor conducts its business or activities (the “investor’s home currency”), entails significant risks not associated with a similar investment in a security denominated in the investor’s home currency. In the case of the notes offered hereby, these risks may include the possibility of:
•
significant changes in rates of exchange between the euro and the investor’s home currency; and

•
the imposition or modification of foreign exchange controls with respect to the euro or the investor’s home currency.

We have no control over a number of factors affecting the notes offered hereby and foreign exchange rates, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their effects. Changes in foreign currency exchange rates between two currencies result from the interaction over time of many factors directly or indirectly affecting economic and political conditions in the countries issuing such currencies, and economic and political developments globally and in other relevant countries. Foreign currency exchange rates may be affected by, among other factors, existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments between countries, and the extent of governmental surpluses or deficits in various countries. All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries important to international trade and finance. Moreover, the current global economic crisis and the actions taken or to be taken by various national governments in response to the crisis could significantly affect the exchange rates between the euro and the investor’s home currency.
The exchange rates of an investor’s home currency for euro and the fluctuations in those exchange rates that have occurred in the past are not necessarily indicative of the exchange rates or the fluctuations therein that may occur in the future. Depreciation of the euro against the investor’s home currency would result in a decrease in the investor’s home currency equivalent yield on a note, in the investor’s home currency equivalent of the principal payable at the maturity of that note and generally in the investor’s home currency equivalent market value of that note. Appreciation of the euro in relation to the investor’s home currency would have the opposite effects.
The European Union or one or more of its member states may, in the future, impose exchange controls and modify any exchange controls imposed, which controls could affect exchange rates as well as the availability of euro at the time of payment of principal of, interest on, or any redemption payment or additional amounts with respect to, the notes.
Furthermore, the notes will be governed by New York law. Under New York law, a New York state court rendering a judgment on the notes would be required to render the judgment in euro. However, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a long time. In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the notes in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of euro into U.S. dollars will depend upon various factors, including which court renders the judgment.
U.S. investors may also have important tax consequences as a result of foreign exchange gains or losses, if any. See “Material United States Federal Income Tax Consequences.”
This description of foreign exchange risks does not describe all the risks of an investment in securities, including, in particular, the notes, that are denominated or payable in a currency other than an investor’s home currency. You should consult your own financial and legal advisors as to the risks involved in an investment in the notes.

USE OF PROCEEDS
We anticipate that the net proceeds to us from the sale of the notes, after deducting the underwriting discount and estimated offering expenses payable by us, will be approximately €496.1 million. We intend to use the net proceeds from this offering to repay the Issuer’s outstanding 0.750% 2026 Notes at maturity and for general corporate purposes. As of December 31, 2025, the aggregate amount of 0.750% 2026 Notes outstanding was $586.7 million (or €500.0 million). The 0.750% 2026 Notes mature on May 4, 2026.
Certain of the underwriters and/or their affiliates may hold a portion of the Issuer’s outstanding 0.750% 2026 Notes and as a result may receive a portion of the proceeds from this offering. See “Underwriting.”

CAPITALIZATION
The following table sets forth our cash and cash equivalents and consolidated capitalization as of December 31, 2025 on a historical basis and on a pro forma as adjusted basis to give effect to (i) the Delayed Draw Term Loan Borrowings, (ii) the sale of €500 million aggregate principal amount of notes offered hereby and (iii) the application of the estimated net proceeds from the notes offered hereby, after deducting the underwriting discount and estimated offering expenses payable by us, as if the Delayed Draw Term Loan Borrowings, this offering and the application of net proceeds from this offering had occurred on December 31, 2025. For purposes of this presentation, the net proceeds from the notes offered hereby in excess of the amounts applied to repay the 0.750% 2026 Notes are reflected as Cash and cash equivalents in the “Pro Forma As Adjusted” column of the table below. See “Use of Proceeds” in this prospectus supplement.
This table is only a summary and should be read in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and related notes in each case incorporated by reference in this prospectus supplement and the accompanying prospectus.
	As of December 31, 2025
(In millions)	Historical	Pro Forma As Adjusted
Cash and cash equivalents	$11,130.6	$14,194.3
Indebtedness:
Short-term borrowings including obligations under capital leases:
4.750% Senior Notes due 2026	349.9	349.9
0.750% Senior Notes due 2026 of Amphenol Technologies Holding GmbH(a)	586.5	—
364-day delayed draw term loan	—	1,534.1
Other	1.3	1.3
Short-term deferred debt issuance costs	(0.5)	(0.2)
Total short-term borrowings	$937.2	$1,885.1
Long-term debt including obligations under capital lease:
Revolving credit facility	$—	$—
Three-year delayed draw term loan	—	1,534.1
U.S. Commercial Paper Program	—	—
Euro Commercial Paper Program issued by Amphenol Technologies Holding GmbH	—	—
5.050% Senior Notes due 2027	701.2	701.2
Floating Rate Senior Notes due 2027	500.0	500.0
3.800% Senior Notes due 2027	749.5	749.5
4.375% Senior Notes due 2028	749.5	749.5
3.900% Senior Notes due 2028	749.2	749.2
5.050% Senior Notes due 2029	449.7	449.7
4.350% Senior Notes due 2029	499.8	499.8
2.800% Senior Notes due 2030	899.7	899.7
4.125% Senior Notes due 2030	999.0	999.0
2.200% Senior Notes due 2031	748.4	748.4
3.125% Euro Senior Notes due 2032(a)	699.1	699.1
4.400% Senior Notes due 2033	1,248.5	1,248.5
5.250% Senior Notes due 2034	599.5	599.5
5.000% Senior Notes due 2035	746.7	746.7
4.625% Senior Notes due 2036	1,598.3	1,598.3
5.375% Senior Notes due 2054	492.5	492.5

	As of December 31, 2025
(In millions)	Historical	Pro Forma As Adjusted
5.300% Senior Notes due 2055	1,647.3	1,647.3
2.000% Euro Senior Notes due 2028 of Amphenol Technologies Holding GmbH(a)	585.8	585.8
3.625% Euro Senior Notes due 2031 of Amphenol Technologies Holding GmbH offered hereby(a)	—	585.7
Other	0.5	0.5
Long-term deferred debt issuance costs	(99.4)	(103.0)
Total long-term debt	$14,564.8	$16,681.0
Total indebtedness	$15,502.0	$18,566.1
Total equity	$13,500.4	$13,500.4
Total capitalization	$29,002.4	$32,066.5

(a)
Based on the closing exchange rate as reported by Bloomberg of U.S. $1.1733= €1.00 as of December 31, 2025.

DESCRIPTION OF THE NOTES
The following description of the notes should be read together with the description set forth in the accompanying prospectus under the headings “Description of Senior Debt Securities” and “Description of Guarantees.” In the event that information in this prospectus supplement is inconsistent with information in the accompanying prospectus, you should rely on this prospectus supplement.
The description of the notes in this prospectus supplement and the accompanying prospectus is only a summary and is intended to be a useful overview of the material provisions of the notes, the Guarantee and the indenture, but is not intended to be comprehensive. Since this description of the notes is only a summary, you should refer to the indenture for a complete description of our obligations and your rights thereunder. We have filed a copy of the form of indenture as an exhibit to the registration statement of which the accompanying prospectus is a part.
The notes are a series of “senior debt securities” as described in the accompanying prospectus. We will issue the notes and related Guarantee under an indenture to be dated the issue date of the notes (as such indenture may be amended from time to time, the “indenture”), among Amphenol Technologies Holding GmbH, as issuer, Amphenol Corporation, as Guarantor, and U.S. Bank Trust Company, National Association, as trustee. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by referencing the Trust Indenture Act of 1939, as amended. Upon issuance, our obligations pursuant to the notes will be guaranteed by the Amphenol Corporation.
We may, without notice to, or the consent of, the registered holders of the notes, issue an unlimited principal amount of additional notes having identical terms and conditions as the notes, other than, in each case, the issue date, issue price and, in some cases, the first interest payment date. We will only be permitted to issue such additional notes if, at the time of such issuance, we are in compliance with the covenants contained in the indenture. Any additional notes will be part of the same issue as the notes offered hereby and will vote on all matters with the holders of the notes, provided that if such additional notes are not fungible for U.S. federal income tax purposes with the notes offered hereby, such additional notes will be issued with a separate CUSIP, ISIN, Common Code and/or any other identifying number, and provided further that in the case of any notes represented by global notes, for so long as may be required by the United States Securities Act of 1933, as amended (the “Securities Act”), or the procedures of the common depositary, the Euroclear System (“Euroclear”) or Clearstream Banking, S.A. (“Clearstream”) (or a successor or clearing system), such additional notes will be represented by one or more separate global notes in accordance with the terms of the indenture and subject to applicable transfer or other restrictions.
When we refer to “we,” “us” or “our” in this section, we refer only to Amphenol Technologies Holding GmbH, the issuer of the notes, and not to its subsidiaries. When we refer to the Parent in this section, we refer only to Amphenol Corporation and not to any of its subsidiaries. Unless otherwise defined in this section below, capitalized terms used in this “Description of the Notes” section are defined under “Description of Senior Debt Securities — Definitions” in the accompanying prospectus.
General
The notes will be initially limited to €500,000,000 aggregate principal amount in this offering; however, we may issue additional notes at a later time that will be part of the same issue as the series of notes offered hereby as described above. The notes will be issued only in fully registered form, without coupons, in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. The notes will be represented by one or more global securities deposited with, or on behalf of, a common depositary for Euroclear and Clearstream (the “global notes”). See “Book-Entry, Delivery and Form.”
The notes will mature on March 30, 2031 unless earlier redeemed by us, and upon surrender will be repaid at 100% of the principal amount thereof. Principal of and premium, if any, and interest on the notes are payable to the registered holder in euros in immediately available funds.
The notes will bear interest at the rate of 3.625% per annum, from March 30, 2026, or from the most recent interest payment date on which interest has been paid or provided for. Interest on the notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the notes (or

March 30, 2026 if no interest has been paid on the notes), to but excluding the next scheduled interest payment date. This payment convention is referred to as Actual/Actual (ICMA) as defined in the rulebook of the International Capital Market Association. If any date on which interest, principal or premium is payable on the notes is not a Business Day, then payment of such amounts payable on such date will be made on the next succeeding day that is a Business Day (and, except as provided under “— Additional Amounts,” without any interest or other payment in respect of any such delay) with the same force and effect as if made on such interest payment date or maturity date, as the case may be.
Interest on the notes will be payable annually on March 30 of each year (each such date is referred to as an “interest payment date”), beginning on March 30, 2027, until the principal amount has been paid or made available for payment, to holders of notes at the close of business on the day that is one Business Day immediately preceding the applicable interest payment date (each such date is referred to as an “interest record date”). A “Business Day” shall mean any day on which commercial banks and foreign exchange markets are open for business in New York and London and which is a day on which the real time gross settlement system operated by the Eurosystem, or any successor system (“T2”) is operating.
Payments on the notes will be made through the principal paying agent (as defined herein under the heading “— Paying Agent and Registrar”). Payments on the notes will be made at the specified office or agency of the principal paying agent. We may also choose to pay interest by mailing checks or making wire transfers. We may also arrange for additional paying agent offices and may change these offices.
Issuance in Euro; Payment on the Notes
Initial holders will be required to pay for the notes in euro, and all payments of interest and principal, including payments made upon any redemption of the notes and any payment of additional amounts (as described herein under the heading “— Additional Amounts”), will be payable in euro. However, if, on or after the date of this prospectus supplement, the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. The amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent euro/U.S. dollar exchange rate available on or prior to the second Business Day prior to the relevant payment date, as reported by Bloomberg. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes. Neither the trustee nor the principal paying agent shall have any responsibility for determining or verifying any calculation or conversion in connection with the foregoing.
Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors” in this prospectus supplement.
Paying Agent and Registrar
U.S. Bank Europe DAC, will initially act as principal paying agent for the notes (the “principal paying agent”), for so long as the notes are listed on the Official List of Euronext Dublin and admitted for trading on the Global Exchange Market thereof. U.S. Bank Europe DAC, will initially also act as transfer agent and security registrar for the notes. The registrar and transfer agent will maintain a register reflecting ownership of definitive registered notes outstanding from time to time and will effect payments on and facilitate transfer of definitive registered notes on our behalf. Upon notice to the trustee, we may change any paying agent or security registrar, and we or any of our subsidiaries may act as paying agent or security registrar. For so long as the notes are listed on the Official List of Euronext Dublin and admitted for trading on the Global Exchange Market thereof and the rules of Euronext Dublin so require, we will publish a notice of any change of paying agent, registrar or transfer agent to the extent and in the manner permitted by such rules, posted on the official website of Euronext Dublin (www.euronext.com/en/markets/dublin).

Guarantee
The notes and all of our obligations under the indenture will be guaranteed on a senior unsecured basis by the Parent (the “Guarantor”) upon issuance.
The Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the Guarantor without rendering the Guarantee, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
The Guarantee of the Guarantor may be released upon the terms and subject to the conditions set forth in Section 8.2, Section 8.5 and Section 10.8 of the indenture. Provided that no event of default shall have occurred and shall be continuing under the indenture, the Guarantee incurred by the Guarantor shall be unconditionally released and discharged automatically upon (a) any sale, exchange or transfer, whether by way of merger or otherwise, to any person that is not an affiliate of the Guarantor, of all of the Guarantor’s direct or indirect equity interests in us (provided such sale, exchange or transfer is not prohibited by the indenture) or (b) our merger into the Guarantor or the liquidation and dissolution of the Guarantor (in each case to the extent not prohibited by the indenture).
Optional Redemption
Prior to the Par Call Date (as defined below), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)   (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on an annual (ACTUAL/ACTUAL (ICMA)) basis at a rate equal to the comparable government bond rate (as defined below), plus 15 basis points, less (b) interest accrued to, but not including, the date of redemption, and
(2)   100% of the principal amount of the notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date.
On or after the Par Call Date, we may redeem the notes, at our option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.
For purposes of this “— Optional Redemption” section, the following terms have the following meanings:
“Par Call Date” means December 30, 2030 (three months prior to the maturity date).
“comparable government bond” means, with respect to the notes to be redeemed prior to the applicable Par Call Date in relation to any comparable government bond rate calculation, at the discretion of an independent investment banker selected by us, a bond that is a direct obligation of the Federal Republic of Germany (a “German government bond”) whose maturity is closest to the Par Call Date of the notes to be redeemed, or if such independent investment banker in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment banker may, with the advice of three brokers of, and/or market makers in, German government bonds selected by us, determine to be appropriate for determining the comparable government bond rate.
“comparable government bond rate” means the yield (rounded to three decimal places, with 0.0005 being rounded upwards) of the comparable government bond on the third Business Day prior to the date fixed for redemption, calculated on the basis of the middle market price of such comparable government bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an independent investment banker selected by us and calculated in accordance with generally accepted market practice at the time.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

We will publish a notice of redemption of the notes described above in accordance with the provisions described under “— Notices.” If fewer than all of the notes are to be redeemed at any time, the principal paying agent will select the notes to be redeemed in accordance with the rules of the principal securities exchange, if any, on which the notes are listed at such time or, if the notes are not listed on a securities exchange, in accordance with the rules of Euroclear or Clearstream, or absent any such rules, pro rata, by lot; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a note not redeemed to less than €100,000. The principal paying agent shall not be liable for any selections made by it in accordance with this paragraph.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed. So long as any notes are listed on the Official List of Euronext Dublin and admitted for trading on the Global Exchange Market thereof and the rules of Euronext Dublin so require, any such notice to the holders of the relevant notes shall also be published to the extent and in the manner permitted by such rules, posted on the official website of Euronext Dublin (www.euronext.com/en/markets/dublin) and, in connection with any redemption, we will notify Euronext Dublin of any change in the principal amount of Notes outstanding.
Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.
Except as described above, the notes will not be redeemable by us prior to maturity and will not be entitled to the benefit of any sinking fund.
We may acquire notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the indenture.
The trustee shall not be responsible for performing or verifying any calculations or selections required in connection with a redemption.
Ranking
The notes will be senior unsecured and unsubordinated indebtedness and will rank equally with all of our existing and future senior unsecured and unsubordinated indebtedness (including the 2028 Euro Notes), and senior in right of payment to any of our future indebtedness that is expressly subordinated to the notes. However, the notes are structurally subordinated to the indebtedness of our subsidiaries and effectively subordinated to any future secured indebtedness to the extent of the value of the assets securing such indebtedness.
As of December 31, 2025, on a pro forma as adjusted basis after giving effect to this offering and the application of the net proceeds from this offering as more fully described in “Use of Proceeds” in this prospectus supplement:
•
we would have had approximately $1,166.3 million of unsecured and unsubordinated indebtedness, all of which would constitute senior indebtedness;

•
we would have no secured indebtedness to which the notes would have been effectively subordinated; and

•
our subsidiaries would have had approximately $18.1 million of indebtedness to which the notes would have been structurally subordinated.

The Guarantee will be a senior unsecured obligation of the Guarantor and will rank equally in right of payment with all of the Guarantor’s existing and future unsecured and unsubordinated indebtedness and senior in right of payment to any of the Guarantor’s future unsecured and subordinated indebtedness. However, the Guarantee will be structurally subordinated to the indebtedness of the Guarantor’s subsidiaries and effectively subordinated to any future secured indebtedness of the Guarantor to the extent of the value of the assets securing such indebtedness.

As of December 31, 2025, on a pro forma as adjusted basis after giving effect to this offering the Delayed Draw Term Loan Borrowings and the application of the net proceeds from this offering as more fully described in “Use of Proceeds” in this prospectus supplement:
•
we and the Guarantor would have had approximately $18,566.1 million of unsecured and unsubordinated indebtedness, all of which would constitute senior indebtedness;

•
the total debt of the Guarantor’s subsidiaries (including ours) would have been approximately $1,208.4 million; and

•
the Guarantor’s subsidiaries (other than the Issuer) would have had approximately $42.1 million of indebtedness to which the notes would have been structurally subordinated.

The notes will be structurally subordinated to any indebtedness of our subsidiaries and the Guarantee will be structurally subordinated in any indebtedness of the Guarantor’s subsidiaries. Our subsidiaries are separate and distinct legal entities, and none of our subsidiaries will guarantee the notes or otherwise have any obligations to make payments in respect of the notes. As a result, claims of holders of the notes will be effectively subordinated to the indebtedness and other liabilities of our subsidiaries. In the event of any bankruptcy, liquidation, dissolution or similar proceeding involving one of our subsidiaries, any of our rights or the rights of the holders of the notes to participate in the assets of that subsidiary will be effectively subordinated to the claims of creditors of that subsidiary, and following payment by that subsidiary of its liabilities, the subsidiary may not have sufficient assets remaining to make payments to us as a shareholder or otherwise.
We are obligated to pay compensation to the trustee and to indemnify the trustee against certain losses, liabilities and expenses incurred by the trustee in connection with its duties relating to the notes. The trustee’s claims for these payments will generally be senior to those of holders of the notes in respect of all funds collected or held by the trustee.
Change of Control
If a Change of Control Repurchase Event occurs, unless we have exercised our right to redeem all of the notes as described under “— Optional Redemption” above, each holder will have the right to require us to repurchase all or any part (equal to €100,000 and integral multiples of €1,000 in excess thereof) of such holder’s notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price in cash equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase (subject to the right of holders of record on the relevant interest record date to receive interest due on the relevant interest payment date).
Within 30 days following any Change of Control Repurchase Event, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will send, by first class mail, a notice to each holder, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer, stating:
(i)   that such Change of Control Repurchase Event has occurred or is pending and that such holder has the right to require us to repurchase such holder’s notes at a purchase price in cash equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase (subject to the right of holders of record on the relevant interest record date to receive interest due on the relevant interest payment date) (the “Change of Control Payment”);
(ii)   if such notice is mailed prior to the date of consummation of the Change of Control, that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date;
(iii)   the date of repurchase (which shall be no earlier than 30 days nor later than 60 days from the date the Change of Control Offer is mailed) (the “Change of Control Payment Date”); and
(iv)   the procedures determined by us, consistent with the indenture, that a holder must follow in order to have its notes repurchased.

On the Change of Control Payment Date, we will, to the extent lawful:
(a)   accept for payment all notes or portions of notes (equal to €100,000 and integral multiples of €1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer;
(b)   deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes so tendered; and
(c)   deliver or cause to be delivered to the trustee the notes so accepted together with an officer’s certificate stating the aggregate principal amount of notes or portions of notes being repurchased by us and, to the extent applicable, an executed new note or notes evidencing any unpurchased portion of any note or notes surrendered for which the trustee shall authenticate and deliver a new note or notes as provided below.
The trustee will as promptly as practicable mail, or cause the paying agent to promptly mail, to each holder of notes so tendered, the Change of Control Payment for such notes, and the trustee will as promptly as practicable authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any, provided that each such new note will be in a principal amount of €100,000 and integral multiples of €1,000 in excess thereof.
If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the person in whose name a note is registered at the close of business on such interest record date, and no additional interest will be payable to holders who tender pursuant to the Change of Control Offer.
Except as described above with respect to a Change of Control Repurchase Event, the indenture does not contain provisions that permit the holders to require us to repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.
We will not be required to make the Change of Control Offer upon a Change of Control Repurchase Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to the Change of Control Offer made by us and repurchases all notes validly tendered and not withdrawn under such offer.
We will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.
Our ability to repurchase notes pursuant to the Change of Control Offer may be limited by a number of factors. Certain events that may constitute a change of control under our other senior indebtedness and indebtedness of our subsidiaries and cause a default under the agreements related to such indebtedness may not constitute a Change of Control Repurchase Event under the indenture. The Parent’s revolving credit facility and Delayed Draw Term Loan facilities provide that the occurrence of certain change of control events would constitute a default thereunder. Future indebtedness that we may incur may contain prohibitions of certain events that would constitute a Change of Control Repurchase Event or require such indebtedness to be repurchased upon a Change of Control Repurchase Event, and our existing senior notes and the existing senior notes of our Parent contain, such requirements. Moreover, any exercise by the holders of their right to require us to repurchase the notes, our existing senior notes or the existing senior notes of our Parent could cause a default under such indebtedness, even if a Change of Control Repurchase Event itself does not, due to the financial effect of such repurchases on us. Finally, our ability to pay cash to the holders upon a repurchase may be limited by our then existing financial resources. We cannot assure you that sufficient funds will be available when necessary to make any required repurchases. See “Risk Factors — We may not be able to repurchase the notes upon a Change of Control Repurchase Event.”
Even if sufficient funds were otherwise available, the terms of our future indebtedness may prohibit our prepayment of the notes before their scheduled maturity. Consequently, if we are not able to prepay our senior indebtedness and any such other indebtedness containing similar restrictions or obtain requisite consents, we will not be able to fulfill our repurchase obligations if holders of notes exercise their repurchase rights following a Change of Control Repurchase Event, resulting in a default under the indenture. A default under the indenture will result in a cross-default under our other senior indebtedness, including under the Parent’s revolving credit facility and Delayed Draw Term Loan facilities.
The Change of Control Repurchase Event provisions described above may deter certain mergers, tender offers and other takeover attempts involving the Parent by increasing the capital required to effectuate such transactions. The definition of “Change of Control” below includes a disposition of all or substantially all of the Parent’s property and assets and the assets of its subsidiaries taken as a whole to any person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the property or assets of a person. As a result, it may be unclear as to whether or not a Change of Control, and thus a Change of Control Repurchase Event, has occurred and whether or not a holder of notes may require us to make an offer to repurchase the notes as described above. The provisions under the indenture relative to our obligation to make an offer to repurchase the notes as a result of a Change of Control Repurchase Event may be waived or modified with the written consent of the holders of a majority in principal amount of the outstanding notes.
We may exercise our optional right to redeem all or a portion of the notes as described above under “— Optional Redemption,” even if a Change of Control Offer is made.
For purposes of this “— Change of Control” section, the following terms have the following meanings: “Change of Control” means:
(a)   the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as such term is used in Sections 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Parent (or the Parent’s successor by merger, consolidation or purchase of all or substantially all of our assets) (for the purposes of this clause, such person shall be deemed to beneficially own any of the Voting Stock of the Parent held by a parent entity, if such person “beneficially owns” (as defined above), directly or indirectly, more than a majority of the voting power of the Voting Stock of such parent entity); or
(b)   the Parent consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Parent, in any such event pursuant to a transaction in which any of the Parent’s outstanding Voting Stock or outstanding Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Parent’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person immediately after giving effect to such transaction; or
(c)   the first day on which a majority of the members of the Parent’s board of directors are not Continuing Directors; or
(d)   the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Parent’s assets and the assets of the subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than to the Parent or one of the Parent’s subsidiaries;
(e)   the adoption by the Parent’s stockholders of a plan or proposal for the Parent’s liquidation or dissolution; or
(f)   the Parent ceases to own, directly or indirectly, 100% of all equity interests in us.

Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (a) the Parent becomes a direct or indirect wholly owned subsidiary of a holding company and (b) immediately following that transaction, (1) the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of the Parent’s Voting Stock immediately prior to that transaction or (2) no person or group is the beneficial owner, directly or indirectly, of more than a majority of the total voting power of the Voting Stock of the holding company.
“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Rating Decline with respect to such Change of Control. Notwithstanding anything in this “— Change of Control” section, no Change of Control Repurchase Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.
“Continuing Directors” means, as of any date of determination, any member of the Parent’s board of directors who (a) was a member of the Parent’s board of directors on the date of issuance of the notes or (b) was nominated for election or elected to the Parent’s board of directors with the approval of a majority of the Continuing Directors who were members of the Parent’s board of directors at the time of such nomination or election.
“Investment Grade” means BBB- or higher by S&P and Baa3 or higher by Moody’s, or the equivalent of such ratings by S&P or Moody’s or, if either S&P or Moody’s shall not make a rating on the notes publicly available, another Rating Agency.
“Moody’s” means Moody’s Investors Service Inc. and its successors.
“Rating Agency” means each of S&P and Moody’s or, to the extent S&P or Moody’s or both do not make a rating on the notes publicly available, a “nationally recognized statistical rating organization” (within the meaning of Section 3(a)(62) under the Exchange Act) or “organizations,” as the case may be, selected by us (as certified by a resolution of the Parent’s board of directors), which shall be substituted for S&P or Moody’s, or both, as the case may be.
“Rating Decline” means, with respect to a Change of Control, the notes cease to be rated Investment Grade by each Rating Agency on any date during the period (“Trigger Period”) from the date of the public notice of an arrangement that could result in such Change of Control until 60 days following the consummation of such Change of Control (which Trigger Period will be extended for so long as the rating on the notes is under publicly announced consideration for a possible downgrade by either of the Rating Agencies).
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.
“Voting Stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors, managers or trustees, as applicable, of such person.
Additional Amounts
All payments in respect of the notes or the Guarantee, as applicable, by us or the Guarantor or any successor thereto (each, a “Payor”) shall be made free and clear of, and without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, “Taxes”) unless such withholding or deduction is required by applicable law.
Where the withholding or deduction of Taxes by the Payor is imposed, collected, withheld, assessed or levied by or on behalf of Germany or any other jurisdiction in which a Payor is organized or resident for tax purposes, any jurisdiction through which the paying agent under the indenture makes the payments on the notes or the Guarantee on behalf of a Payor or, in each case, any governmental authority or political subdivision thereof or therein having the power to tax (a “Relevant Jurisdiction”), the Payor will, subject to the exceptions and limitations set forth below, pay such additional amounts (“Additional Amounts”) as are necessary so that the net payment by the Payor or the paying agent under the indenture of the principal of, premium, if any, and interest on such notes received by each holder, after such withholding or deduction

(including any withholding or deduction in respect of such payment of Additional Amounts), will not be less than the amount that would have been received in respect of such notes and the Guarantee had no withholding or deduction been required by the Payor. A Payor’s obligation to pay Additional Amounts shall not apply:
(1)   to the extent of any Taxes that are imposed by reason of any present or former connection (including, without limitation, a permanent establishment in the Relevant Jurisdiction) between the holder or beneficial owner of the notes (or, if the holder or beneficial owner is an estate, nominee, trust, partnership, corporation or other business entity, between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, the holder or beneficial owner) and the Relevant Jurisdiction with the power to levy or otherwise impose or assess such Taxes, other than a connection arising solely from the ownership of the notes or a beneficial interest therein or the receipt of payments or the enforcement of rights thereunder;
(2)   to any holder that is not the sole beneficial owner of the notes, or a portion thereof, or that is a fiduciary, limited liability company or partnership, but only to the extent that the beneficial owner, a beneficiary or settlor with respect to the fiduciary, or a member of the limited liability company or partnership would not have been entitled to the payment of Additional Amounts had such beneficial owner, beneficiary, settlor or member been the actual holder of the note;
(3)   to any Taxes that are imposed or withheld because the holder or beneficial owner of the notes failed to accurately comply with a request from the Payor to meet any reasonable certification, identification or information reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of the notes, if such compliance is required as a precondition to exemption from, or reduction in, such Taxes;
(4)   to any Taxes that are imposed other than by withholding or deduction by a Payor from the payment under, or with respect to, the notes or the Guarantee;
(5)   to any estate, inheritance, gift, sales, excise, transfer, wealth, personal property or similar Taxes;
(6)   to any German withholding tax (Kapitalertragsteuer), plus solidarity surcharge (Solidaritätszuschlag) and church tax (Kirchensteuer), if any, thereon, levied in Germany by a custodian bank or a disbursing agent acting on behalf of the holder;
(7)   to any Taxes that are imposed or withheld pursuant to the German Act Combating Tax Avoidance and Unfair Tax Competition (Gesetz zur Abwehr von Steuervermeidung und unfairem Steuerwettbewerb), as amended from time to time;
(8)   to any Taxes to the extent such Taxes were imposed as a result of the presentation of a note for payment (where presentation is required) more than 30 days after the relevant amount is first made available for payment to the holder (except to the extent that the holder would have been entitled to Additional Amounts had the note been presented on the last day of such 30-day period); or
(9)   in the case of any combination of the above items.
In addition, any amounts to be paid on the notes will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention entered into in connection with the implementation of such Sections of the Code, and no Additional Amounts will be required to be paid on account of any such deduction or withholding.
Each Payor will provide the trustee and the paying agent with the official acknowledgment of the applicable Relevant Jurisdiction (or, if such acknowledgment is not available, other reasonable documentation) evidencing the payment of any Taxes in respect of which such Payor has paid any Additional Amounts. Copies of such documentation will be made available to the holders or beneficial owners of the notes upon written request therefor.

We will pay any stamp, issue, excise, property, registration, documentary or other similar taxes and duties, including interest, penalties and other liabilities, imposed by a Relevant Jurisdiction in respect of the creation, issue, delivery, registration and offering of the notes or the execution of the notes, the indenture or any other related document or instrument; provided, for the avoidance of doubt, that we will not pay any taxes or duties (or interest, penalties or other liabilities imposed thereon) imposed on or in connection with a transfer of the notes or the Guarantee other than on the initial sale by the underwriters. We and the Guarantor will also pay and indemnify the holders and beneficial owners of the notes from and against all court taxes or other similar taxes and duties, including interest, penalties and other liabilities, paid by any of them in any jurisdiction in connection with any action permitted to be taken by the holders and beneficial owners to enforce our obligations, and the obligations of the Guarantor, with respect to the notes.
The notes and the Guarantee are subject in all cases to any applicable tax, fiscal or other law or regulation or administrative or judicial interpretation thereof. Except as specifically provided under this section “— Additional Amounts” and under the section “— Tax Redemption,” we do not have to make any payment to holders with respect to any Taxes imposed by any governmental authority or political subdivision having the power to tax.
Any reference in this prospectus supplement, the indenture or the terms of the notes to any amounts in respect of the notes or the Guarantee shall be deemed also to refer to any Additional Amounts which may be payable under this provision.
Tax Redemption
If (a) a Payor becomes or will become obligated to pay Additional Amounts with respect to any notes (as described under the section “— Additional Amounts” above) as a result of any change in, or amendment to, the laws, treaties, rulings or regulations of a Relevant Jurisdiction, or any change in the official interpretation or application of the laws, treaties, rulings or regulations of a Relevant Jurisdiction, which change or amendment becomes effective after the date of this prospectus supplement (or, if the applicable Relevant Jurisdiction became a Relevant Jurisdiction after the date of this prospectus supplement, such later date), and (b) such obligation cannot be avoided by our taking reasonable measures available to us (provided that changing the jurisdiction of a Payor is not a reasonable measure for purposes of this section), we may at our option, having given not less than 30 days’ notice to the holders of the notes (which notice shall be irrevocable), with a copy to the trustee, redeem all, but not a portion of, the notes at any time at their principal amount together with interest accrued to, but excluding, the redemption date, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Payor would be obligated to pay such Additional Amounts were a payment in respect of the notes then due. Prior to the publication of any notice of redemption pursuant to this paragraph, we shall deliver to the trustee (i) an officer’s certificate stating that the requirements referred to in (a) and (b) above are satisfied, and (ii) an opinion of counsel to the effect that the Payor has or will become obligated to pay such Additional Amounts as a result of the change or amendment, in each case to be held by the trustee and made available for viewing at the offices of the trustee on written request by any holder of the notes. The trustee will accept such officer’s certificate and opinion of counsel as sufficient evidence of the existence and satisfaction of the conditions precedent as described above, in which event they will be conclusive and binding on the holders of the notes.
Unless we default in the payment of the redemption price, interest will cease to accrue on the notes called for redemption on the applicable redemption date. Notes called for redemption become due on the date fixed for redemption.
For notes which are represented by global certificates held on behalf of Euroclear and/or Clearstream, notices may be given by delivery of the relevant notices to Euroclear and/or Clearstream for communication to entitled account holders in substitution for the notification method set out above. So long as any notes are listed on the Official List of Euronext Dublin and admitted for trading on the Global Exchange Market thereof and the rules of Euronext Dublin so require, any such notice to the holders of the relevant notes shall also be published to the extent and in the manner permitted by such rules, posted on the official website of Euronext Dublin (www.euronext.com/en/markets/dublin) and, in connection with any redemption, we will notify Euronext Dublin of any change in the principal amount of notes outstanding.

Reporting
As set forth in the indenture, the Parent will be required, so long as any of the notes are outstanding, to file with the trustee (electronically or in hard copy), within 15 days after the Parent files the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that the Parent may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; or, if the Parent is not required to file information, documents or reports pursuant to either of such Sections, then the Parent will file with the trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such supplementary and periodic information, documents and reports that may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations. The Parent will be deemed to have furnished such information, documents and reports to holders if it has filed such information, documents and reports with the SEC using the EDGAR filing system and such information, documents and reports are publicly available via EDGAR.
The Parent will also make available copies of all reports required by the paragraph above, for so long as the notes are listed on the Official List of Euronext Dublin and admitted for trading on the Global Exchange Market thereof and the rules of Euronext Dublin so require, at the offices of the paying agent in the United Kingdom or, to the extent and in the manner permitted by such rules, post such reports on the official website of Euronext Dublin (www.euronext.com/en/markets/dublin).
Notices
Notices to holders of the notes will be sent to such holders by us or by a designee at our direction. Any notice shall be deemed to have been given on the date of sending. So long as the notes are represented by a global security deposited with the common depositary for Clearstream and Euroclear, notices to holders may be given by delivery to Clearstream and Euroclear, and such notices shall be deemed to be given on the date of delivery to Clearstream and Euroclear. At our direction and expense, the trustee will transmit notices to each registered holder’s last known address as it appears in the security register that the trustee maintains. The trustee will only transmit these notices to the registered holder of the notes. You will not receive notices regarding the notes directly from us unless we reissue the notes to you in fully certificated form.
So long as any notes are listed on the Official List of Euronext Dublin and admitted for trading on the Global Exchange Market thereof and the rules of Euronext Dublin so require, any such notice to the holders of the relevant notes shall also be published to the extent and in the manner permitted by such rules, posted on the official website of Euronext Dublin (www.euronext.com/en/markets/dublin) and, in connection with any redemption, we will notify Euronext Dublin of any change in the principal amount of Notes outstanding.
No personal liability of directors, officers, employees and shareholders
No director, officer, employee or shareholder of us, the Parent or any of its subsidiaries (including us) will have any liability for any of our or the Guarantor’s obligations under the notes, the Guarantee or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes.
Listing of the notes
An application will be made to list the notes on the Official List of Euronext Dublin and to admit the notes to trading on the Global Exchange Market. Settlement of the notes is not conditioned on this approval. We cannot assure you that the application to list the notes on the Official List of Euronext Dublin will be approved or that the notes will be admitted to trading on the Global Exchange Market or that any such listing or admission to trading will be maintained.
Irish listing agent
Maples and Calder (Ireland) LLP is acting solely in its capacity as listing agent for us in connection with the notes and is not itself seeking admission of the notes to the Official List of Euronext Dublin or to trading on the Global Exchange Market thereof for the purposes of the Prospectus Regulation.

Additional Information
See “Description of Senior Debt Securities” and “Description of Guarantees” in the accompanying prospectus for additional important information about the notes and the Guarantee, including general information about the indenture, amendments and waivers to the indenture, the notes and the Guarantee, permissible transfer and exchange of the notes, defeasance, the governing law of the indenture, the notes and the Guarantee, the trustee, book-entry delivery and settlement of the notes, as well as a description of additional restrictions and covenants contained in the indenture, and a description of the events of default under the indenture.

PROVISIONS RELATING TO THE NOTES WHILE REPRESENTED BY THE GLOBAL NOTES
General
The notes issued on the closing date will be issued in the form of global notes in fully registered form without coupons representing the aggregate principal amount of the outstanding notes. Each global note will be deposited with, or on behalf of, a common depositary for Euroclear and Clearstream.
Book-entry interests will be limited to persons that have accounts with Euroclear and/or Clearstream, or persons that hold interests through such participants. Euroclear and Clearstream will hold interests in the global notes or depositary interests therein on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries. Except under the limited circumstances described below, book-entry interests will not be held in certificated notes. Book-entry interests will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by Euroclear and Clearstream and their participants.
The book-entry interests will not be held in definitive form. Instead, Euroclear and/or Clearstream will credit on their respective book-entry registration and transfer systems a participant’s account with the interest beneficially owned by such participant. Those beneficial interests will be in denominations of €100,000 and integral multiples of €1,000 in excess thereof. The laws of some jurisdictions, including certain states of the United States, may require that certain purchasers of securities take physical delivery of such securities in definitive form. The foregoing limitations may impair the ability to own, transfer or pledge book-entry interests. In addition, while the notes are in global form, owners of interests in the global note will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.
The information below concerning Euroclear and Clearstream has been derived from information obtained from Euroclear and Clearstream and other sources. Those clearing systems could change their rules and procedures at any time. Neither Amphenol nor the managers make any representation or warranty regarding the accuracy or completeness thereof.
Certificated notes
Under the terms of the indenture, owners of book-entry interests will receive certificated notes in registered form (the “certificated notes”) only in the following circumstances:
(1)   if either Euroclear or Clearstream notifies Amphenol that it is unwilling or unable to continue to act as depositary or that the common depositary with whom any global note is deposited is unwilling or unable to continue to act as common depositary and a successor depositary is not appointed by Amphenol within 90 days;
(2)   in whole, but not in part, at any time if Amphenol in its sole discretion determines that any global note should be exchanged for certificated notes; or
(3)   if the owner of a book-entry interest requests such exchange in writing delivered through either Euroclear or Clearstream following an Event of Default.
Each of Euroclear and Clearstream has advised Amphenol that upon request by an owner of a book- entry interest described in the immediately preceding clause (3), its current procedure is to request that Amphenol issue or cause to be issued notes in certificated form to all owners of book-entry interests.
In such an event, Amphenol will issue certificated notes, registered in the name or names and issued in any approved denominations, requested by or on behalf of Euroclear and/or Clearstream, as applicable (in accordance with their respectively customary procedures and based upon directions received from participants reflecting the beneficial ownership of book-entry interests), and such certificated notes will bear a restrictive legend with respect to certain transfer restrictions, unless that legend is not required by the indenture or applicable law.
To the extent permitted by law, Amphenol, the trustee, the principal paying agent, the transfer agent and the security registrar shall be entitled to treat the registered holder of any global note as the absolute owner thereof. Amphenol will not impose any fees or other charges in respect of the notes; however, holders of the book-entry interests may incur fees normally payable in respect of the maintenance and operation of accounts in Euroclear and/or Clearstream.
So long as the notes are held in global form, the common depositary for Euroclear and/or Clearstream (or its nominee) will be considered the sole holder of global notes for all purposes under the indenture. As such, participants must rely on the procedures of Euroclear and Clearstream and indirect participants must rely on the procedures of the participants through which they own book-entry interests in order to exercise any rights of holders under the indenture.
None of the trustee, the transfer agent, the security registrar, the principal paying agent nor any of their agents will have any responsibility or be liable for any aspect of the records relating to the book-entry interests.
Redemption of Global Note
In the event a global note, or any portion thereof, is redeemed, Euroclear and/or Clearstream, as applicable, will distribute the amount received by them in respect of the global note so redeemed to the holders of the book-entry interests in such global note from the amount received by it in respect of the redemption of such global note. The redemption price payable in connection with the redemption of such book-entry interests will be equal to the amount received by Euroclear or Clearstream. Amphenol understands that under existing practices of Euroclear and Clearstream, if fewer than all of the notes are to be redeemed at any time, Euroclear and Clearstream will credit their respective participants’ accounts on a proportionate basis (with adjustments to prevent fractions) or on such other basis as they deem fair and appropriate; provided, however, that no book-entry interest of less than €1,000 in principal amount may be redeemed in part.
Payments on Global Notes
Payments of any amounts (including principal, premium, interest and additional amounts) owing in respect of the notes will be made by Amphenol in euro at the specified office or agency of the principal paying agent. The principal paying agent will, in turn, make such payments to Euroclear and Clearstream, which will distribute such payments to participants in accordance with its procedures.
Under the terms of the indenture, Amphenol, the trustee, the principal paying agent, the transfer agent and the security registrar will treat the registered holder of the global notes (e.g., the common depositary or its nominee) as the owner thereof for the purpose of receiving payments and for all other purposes. Consequently, none of Amphenol, the trustee, the principal paying agent, the transfer agent, the security registrar nor any of their respective agents has or will have any responsibility or liability for:
(1)
any aspect of the records of Euroclear, Clearstream or any participant or indirect participant relating to or payments made on account of a book-entry interest, for any such payments made by Euroclear, Clearstream or any participant or indirect participants, or for maintaining, supervising or reviewing any of the records of Euroclear, Clearstream or any participant or indirect participant relating to or payments made on account of a book-entry interest; or

(2)
Euroclear, Clearstream or any participant or indirect participant.

Payments by participants to owners of book-entry interests held through participants are the responsibility of such participants, as is now the case with securities held for the accounts of customers registered in “street name.” In order to tender book-entry interests in the change of control offer the holder of the applicable global note must, within the time period specified in such offer, give notice of such tender to the principal paying agent and specify the principal amount of book-entry interests to be tendered.
Action by Owners of Book-Entry Interests
Euroclear and Clearstream have advised Amphenol that they will take any action permitted to be taken by a holder (including the presentation of notes for exchange as described above) only at the direction of one or more participants to whose account the book-entry interests in any global note are credited and only in respect of such portion to the aggregate principal amount of notes as to which such participant or participants has or have given such direction. Euroclear and Clearstream will not exercise any discretion in the granting of consents, waivers or the taking of any other action in respect of such global note. However, if there is an Event of Default under the notes, each of Euroclear and Clearstream reserve the right to exchange the global notes for certificated notes in certificated form, and to distribute such certificated notes to its participants.
Global Clearance and Settlement under the Book-Entry System
Initial Settlement
Book-entry interests owned through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Book-entry interests will be credited to the securities custody accounts of Euroclear and Clearstream holders on the business day following the settlement date against payment for value on the settlement date. None of the notes may be held through, no trades of the notes will be settled through, and no payments with respect to the notes will be made through, The Depository Trust Company in the United States of America.
Secondary Market Trading
The book-entry interests will trade through participants of Euroclear or Clearstream and will settle in same-day funds. Since the purchaser and seller determine the place of delivery, it is important to establish at the time of trading of any book-entry interests where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.
You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through Euroclear and Clearstream on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
In addition, because of time-zone differences, there may be problems with completing transactions involving Euroclear and Clearstream on the same business day as in the United States. U.S. investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Euroclear or Clearstream is used.
Information Concerning Euroclear and Clearstream
We have obtained the information in this section concerning Clearstream and Euroclear, and the book- entry system and procedures from sources that we believe to be reliable, but none of us, the principal paying agent, the transfer agent, the security registrar nor the trustee take responsibility for the accuracy of this information.
Clearstream
Clearstream has advised us that it is incorporated under the laws of Luxembourg and licensed as a bank and professional depositary. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream has established an electronic bridge with the Euroclear Operator (as defined herein) to facilitate the settlement of trades between the nominees of Clearstream and Euroclear. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Clearstream participant, either directly or indirectly.
Distributions with respect to interests in the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.
Euroclear
Euroclear has advised us that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no records of or relationship with persons holding through Euroclear participants.
Distributions with respect to the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions.
Custody Risks
Investors that acquire, hold and transfer interests in the notes by book-entry through accounts with Euroclear and/or Clearstream or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the individual securities.
Procedures Subject to Change
Although Euroclear and Clearstream have agreed to these procedures in order to facilitate transfers of securities among Euroclear and Clearstream, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued and may be changed at any time by either of them.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
The following is a discussion of certain U.S. federal income tax considerations to a U.S. Holder (as defined below) related to the purchase, ownership and disposition of the notes, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case as in effect on the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the notes. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of the notes.
This discussion is limited to U.S. Holders who hold the notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this discussion is limited to persons purchasing the notes for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the notes is sold to the public for cash).
This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:
•
U.S. expatriates and former citizens or long-term residents of the United States;

•
persons subject to any alternative minimum tax;

•
persons subject to special tax accounting rules as a result of any item of gross income with respect to the notes being taken into account in an applicable financial statement;

•
U.S. Holders whose functional currency is not the U.S. dollar;

•
persons holding the notes as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•
banks, insurance companies, and other financial institutions;

•
real estate investment trusts or regulated investment companies;

•
brokers, dealers or traders in securities;

•
corporations that accumulate earnings to avoid U.S. federal income tax;

•
holders of any of our indebtedness that is repaid or repurchased substantially simultaneously with this offering;

•
S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•
tax-exempt organizations or governmental organizations; and

•
persons deemed to sell the notes under the constructive sale provisions of the Code.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of a note that, for U.S. federal income tax purposes, is or is treated as: (i) an individual who is a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) any estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust that (1) is subject to the primary supervision of a U.S. court and with respect to which one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding the notes and the partners in such partnerships, should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
Additional Payments
In certain circumstances (see, e.g., “Description of the Notes — Change of Control” and “Description of the Notes — Additional Amounts”), we may be obligated to redeem the notes prior to their scheduled maturity and/or to pay amounts in excess of stated interest or principal on the notes. We intend to take the position that the possibility of such redemption or payments does not result in the notes being treated as contingent payment debt instruments under the applicable Treasury Regulations. Such position is not binding on the IRS. If the IRS successfully challenged this position, and the notes were treated as contingent payment debt instruments, U.S. Holders could be required to accrue interest income at a rate higher than the stated interest rate on the notes, regardless of the holder’s method of accounting, and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange, redemption, retirement or other taxable disposition of a note. Prospective investors should consult their tax advisors regarding the tax consequences if the notes were treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.
Payments of Interest
Payments of qualified stated interest (“QSI”) on a note generally will be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder’s method of tax accounting for U.S. federal income tax purposes. QSI generally means stated interest that is unconditionally payable in cash or in property at least annually at a single fixed rate. Interest on the notes is generally required to be paid annually, subject to deferral in certain circumstances. Although applicable Treasury Regulations provide that interest will not fail to be treated as QSI merely because payment may be deferred if the payment date falls on a Saturday, Sunday or U.S. federal holiday (and additional interest is not payable as a result of such deferral), it is unclear whether interest on the notes will be treated as QSI where such interest is deferred in circumstances not specified in applicable Treasury Regulations (i.e., interest payments on the notes may be deferred if the payment date falls on a day on which banking institutions in New York or London or the T2 system are closed, but such payment date does not fall on a Saturday, Sunday or U.S. federal holiday). Although not free from doubt, we intend to take the position, and this disclosure assumes, that the payments of stated interest under the notes will be treated as QSI. If the payments of stated interest were not treated as QSI, stated interest would be taxable to a U.S. Holder of the notes as the stated interest is accrued, regardless of the U.S. Holder’s method of accounting. U.S. Holders should consult their tax advisors regarding the U.S. federal income tax treatment of payments of stated interest.
A U.S. Holder that uses the cash method of tax accounting and that receives a payment of interest in euro (including a payment attributable to accrued but unpaid interest upon the sale, exchange, redemption, retirement or other taxable disposition of a note) will be required to include in income the U.S. dollar value of the euro-denominated payment received (determined based on the spot rate of exchange on the date the payment is received), regardless of whether the payment is in fact converted to U.S. dollars at that time. A cash basis U.S. Holder will not recognize foreign currency exchange gain or loss on the receipt of interest income, but may recognize exchange gain or loss attributable to the actual disposition of the euro received.
A U.S. Holder that uses the accrual method of tax accounting will, unless an alternative election is made, accrue interest income in euro and translate that amount into U.S. dollars based on the average spot rate of exchange in effect for the accrual period or, with respect to an accrual period that spans two taxable years, at the average spot rate for the partial period within the applicable taxable year. Alternatively, an accrual method U.S. Holder may elect to translate interest income into U.S. dollars at the spot rate on the last day of the accrual period (or the last day of the taxable year in the case of an accrual period that spans two taxable years) or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. A U.S. Holder that makes this election must apply it consistently to all debt instruments held by the U.S. Holder at the beginning of the first taxable year to which the election applies, and to any debt instruments thereafter acquired, and cannot change the election without the consent of the IRS. A U.S. Holder that uses the accrual method will recognize foreign currency exchange gain or loss with respect to accrued interest income on the date the interest payment (or proceeds from a sale, exchange, redemption, retirement or other taxable disposition attributable to accrued interest) is actually received. The amount of exchange gain or loss recognized will equal the difference, if any, between the U.S. dollar value of the euro payment received (determined based on the spot rate on the date the payment is received) in respect of the accrual period and the U.S. dollar value of the interest income previously included in respect of such payment, regardless of whether the payment is in fact converted to U.S. dollars. This currency exchange gain or loss generally will be treated as U.S. source ordinary income or loss, but will not be treated as interest income or expense, except to the extent provided in Treasury Regulations or administrative pronouncements of the IRS.
Foreign Tax Credit
Interest income on a note generally will constitute foreign source income and generally will be considered “passive category income” in computing the foreign tax credit allowable to U.S. Holders under U.S. federal income tax laws. Any non-U.S. withholding tax paid by or on behalf of a U.S. Holder at the rate applicable to such holder may be eligible for foreign tax credits (or deduction in lieu of such credits) for U.S. federal income tax purposes, subject to applicable limitations (including holding period and at-risk rules). The election to deduct or credit foreign taxes applies to all of the U.S. Holder’s applicable foreign taxes that are otherwise creditable for a particular tax year. There are significant complex limitations on a U.S. Holder’s ability to claim foreign tax credits. Certain Treasury Regulations restrict the availability of any such credit based on the nature of the withholding tax imposed by the non-U.S. jurisdiction, although the IRS has provided temporary relief from the application of certain aspects of these regulations until new guidance or Treasury Regulations are issued. U.S. Holders of notes are urged to consult their tax advisors regarding the creditability of any such tax imposed by Germany. If a refund of any tax withheld is available under any applicable income tax treaty, the amount of tax withheld that is refundable will not be eligible for such credit against a U.S. Holder’s U.S. federal income tax liability (and will not be eligible for the deduction against U.S. federal taxable income). U.S. Holders should consult their tax advisors regarding the creditability or deductibility of any withholding taxes and the availability of relief from withholding or a refund of any withheld taxes under the U.S.-Germany or other applicable income tax treaty.
Sale or Other Taxable Disposition
A U.S. Holder will recognize U.S. source gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note. The amount of such gain or loss will generally equal the difference between the amount received for the note in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will be equal to the U.S. dollar value of the euro amount the U.S. Holder paid for the note based on the spot exchange rate on the purchase date. If the note is traded on an established securities market, as the notes are expected to be, a cash basis U.S. Holder (and if it elects, an accrual basis U.S. Holder) will determine the U.S. dollar value of the euro amount paid for the note on the settlement date of the purchase.
The amount realized on the sale, exchange, redemption, retirement or other taxable disposition of a note for an amount in euro will generally be the U.S. dollar value of such euro based on the spot exchange rate on the date the note is disposed of; provided, however, that if the note is traded on an established securities market, as the notes are expected to be, a cash basis U.S. Holder (and if it elects, an accrual basis U.S. Holder) will determine the U.S. dollar value of such euro on the settlement date of the disposition. If an accrual method U.S. Holder makes such election, such election must be applied consistently to all debt instruments held by the U.S. Holder at the beginning of the first taxable year to which the election applies, and to any debt instruments thereafter acquired, and cannot be changed without the consent of the IRS. If a note is not traded on an established securities market (or, if a note is so traded, but a U.S. Holder is an accrual basis U.S. Holder that has not made the settlement date election), a U.S. Holder will recognize currency exchange gain or loss (taxable as U.S. source ordinary income or loss) to the extent that the U.S. dollar value of the euro received (based on the spot exchange rate on the settlement date) differs from the U.S. dollar value of the amount realized.
Except as discussed below with respect to currency exchange gain or loss, any gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the note for more than one year at the time of sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations.
Gain or loss realized upon the sale, exchange, redemption, retirement or other taxable disposition of a note that is attributable to fluctuations in currency exchange rates with respect to the principal amount of such note generally will be U.S. source ordinary income or loss. The amount of such gain or loss in respect of the principal of a note generally will equal the difference between (i) the U.S. dollar value of a U.S. Holder’s purchase price for the note in euro, determined using the spot exchange rate on the date the note is disposed of, and (ii) the U.S. dollar value of a U.S. Holder’s purchase price for the note in euro, determined using the spot exchange rate on the date the U.S. Holder acquired the note (or, in each case, determined on the settlement date if the note is traded on an established securities market, as the notes are expected to be, and the U.S. Holder is either a cash basis or an electing accrual basis holder). The exchange gain or loss (with respect to both principal and accrued interest) will be recognized only to the extent of the total gain or loss realized by a U.S. Holder on the sale, exchange, redemption, retirement or other taxable disposition of the note.
Tax Return Disclosure Requirements
A U.S. Holder that participates in a “reportable transaction” will be required to disclose its participation to the IRS. Under the relevant rules, a U.S. Holder may be required to treat a foreign currency exchange loss from the notes as a reportable transaction if this loss meets or exceeds the relevant threshold in the applicable Treasury Regulations, and to disclose its investment by filing IRS Form 8886 with the IRS. U.S. Holders should consult their tax advisors regarding the application of these rules.
U.S. Holders who are individuals and who own “specified foreign financial assets” with an aggregate value in excess of certain minimum thresholds at any time during the tax year generally are required to file an information report (IRS Form 8938) with respect to such assets with their tax returns. If a U.S. Holder does not file a required IRS Form 8938, such holder may be subject to substantial penalties and the statute of limitations on the assessment and collection of all U.S. federal income taxes of such holder for the related tax year may not close before the date which is three years after the date on which such report is filed. The notes generally will constitute specified foreign financial assets subject to these reporting requirements, unless the notes are held in an account at certain financial institutions. Under certain circumstances, an entity may be treated as an individual for purposes of these rules.
U.S. Holders are urged to consult their tax advisors regarding the application of the foregoing disclosure requirements to their ownership of the Notes, including the significant penalties for non-compliance.
Information Reporting and Backup Withholding
A U.S. Holder may be subject to information reporting and backup withholding when such holder receives payments on a note or receives proceeds from the sale or other taxable disposition of a note (including a redemption or retirement of a note). Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will generally be subject to backup withholding if such holder is not otherwise exempt and:

•
the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•
the holder furnishes an incorrect taxpayer identification number;

•
the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•
the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN THE NOTES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

MATERIAL GERMAN TAX CONSIDERATIONS
The following is a general summary of the material German tax consequences of the acquisition, holding and disposal of the notes. This summary does not purport to describe all possible tax considerations or consequences that may be relevant to a holder or prospective holder of notes and does not purport to deal with the tax consequences applicable to all categories of investors, some of which (such as trusts or similar arrangements) may be subject to special rules. Furthermore, this summary does not discuss the consequences of any automatic exchange of financial and personal information between competent tax authorities, including German tax authorities.
In view of its general nature, this summary should be treated with corresponding caution. Holders or prospective holders of notes should consult with their own tax advisors with regard to the tax consequences of investing in the notes (including the automatic exchange of financial and personal information) in their particular circumstances.
The discussion below is included for general information purposes only. Except as otherwise indicated, this summary only addresses German national tax legislation and published regulations, as in effect on the date hereof and as interpreted in published case law until this date, without prejudice to any amendment introduced at a later date and implemented with or without retroactive effect.
Taxes on income and capital gains
Income derived from capital investments (interest payments) under the notes and capital gains from the disposal, redemption, repayment or assignment of the notes are in general subject to German income tax. Gains and losses from the sale and redemption of the notes are determined as the difference between the sales / redemption price and the acquisition costs with expenses incurred directly (unmittelbarer sachlicher Zusammenhang) in connection with the sale / redemption (or, as the case may be, other taxable event) also being deductible. Such losses can generally be set-off against other capital investment income and, if this is not possible in the relevant assessment period, can be carried forward into subsequent tax assessment periods to be set-off against positive capital investment income realized in the respective tax assessment period but may not be carried back into preceding years.
The deduction of expenses incurred in connection with capital investment income is generally (save for expenses directly incurred in connection with, e.g., the sale or the redemption of the notes, see above) not possible. Private investors are, however, entitled to a saver’s lump sum tax allowance for capital investment income of €1,000 per year (€2,000 for married couples and partners in accordance with the registered partnership law (Gesetz über die Eingetragene Lebenspartnerschaft) filing joint tax returns). Under certain circumstances, the investor should also be able to set-off negative capital investment income, such as that resulting from interest already accrued upon acquisition of the notes (Stückzinsen), with positive capital investment income.
Withholding tax
Interest payments on the notes are generally subject to German withholding tax if the notes are kept or administered in a securities deposit account with (a) a German branch of a German or non-German credit or financial services institution (inländisches Kredit- oder Finanzdienst-leistungsinstitut), (b) a German securities services institution (inländisches Kredit- oder Finanzdienst-leistungsinstitut) or (c) in rather exceptional cases, if no credit or financial service institution or securities institution is the Domestic Disbursing Agent, the Issuer (altogether the “Domestic Disbursing Agent”) which pays or credits the interest (inländische Zahlstelle). Withholding tax is withheld by the Domestic Disbursing Agent at a rate of 25% plus 5.5% solidarity surcharge thereon (in total 26.375%), and, if applicable, church tax (the church tax on capital investment income is generally also automatically collected by way of withholding unless the investor has validly filed a blocking notice (Sperrvermerk) with the German Federal Central Tax Office (Bundeszentralamt für Steuern)), in which case the investor will be assessed to church tax.
Generally, no withholding tax will be levied with respect to the capital investment income of a German resident private investor if such investor has submitted a withholding tax exemption order (Freistellungsauftrag) to the Domestic Disbursing Agent, provided that the total capital investment income of the investor (including capital investment income with respect to the notes) does not exceed the maximum exemption amount shown on the withholding tax exemption order. Currently, the maximum amount permissible in a withholding tax exemption order corresponds to the amount of the saver’s lump sum tax allowance, i.e., €1,000 or €2,000 (for married couples and partners in accordance with the registered partnership law (Gesetz über die Eingetragene Lebenspartnerschaft) filing joint tax returns). Similarly, no withholding will be made if a certificate of non-assessment (NV-Bescheinigung) has been submitted to the Domestic Disbursing Agent.
Subject to certain exceptions for non-private investors, the above withholding tax regime should apply also to capital gains resulting from the sale or redemption of the notes if the notes are kept or administered with a Domestic Disbursing Agent. The tax base for the withholding is generally determined as the difference between the taxable proceeds (resulting from the sale or redemption) and the acquisition costs with expenses incurred directly in connection with the sale/redemption also being deductible (i.e., generally identical to the determination for purposes of a tax assessment). If, however, the securities deposit account has changed after the acquisition of the notes, the withholding tax is imposed on 30% of the proceeds from the sale or redemption of the notes, unless evidence on the investor’s actual acquisition data (Anschaffungsdaten) has been validly provided to the new Domestic Disbursing Agent or the difference between the actual gain and 30% of the respective proceeds does not exceed €500 and there are not further circumstances requiring a tax assessment.
Furthermore, payments made to a holder resident in a so-called “non-cooperative tax jurisdiction” (nicht kooperatives Steuerhoheitsgebiet) should be subject to a tax deduction by the Issuer in Germany at a rate of 15% (plus solidarity surcharge) of the gross payment pursuant to the German Act Combating Tax Avoidance and Unfair Tax Competition (Gesetz zur Abwehr von Steuervermeidung und unfairem Steuerwettbewerb). However, no withholding tax will be levied on bearer notes which are represented by a global note (Sammelurkunde) and are held in collective safe custody with a central depositary as well as comparable debt instruments, which are tradable on a recognized stock exchange. Pursuant to the German tax authorities’ view (see tax decree of the German Federal Ministry of Finance (Bundesministerium der Finanzen), dated June 14, 2024), listed registered notes (Namensschuldverschreibungen) should generally be comparable to bearer notes if they are issued in the name of a credit institution and, hence, should not fall within the scope of the German Act Combating Tax Avoidance and Unfair Tax Competition as regards German withholding tax. The exact scope of this exemption is, however, unclear.
German resident entities
For investors (individuals or corporate entities, including as the case may be, through partnerships) holding the notes as business assets, interest paid/accrued under the notes and capital gains/losses in connection with the investment in the notes are subject to (corporate) income tax (currently 15% for corporate entities and progressive tax rates of up to 45% for individuals) plus solidarity surcharge of 5.5% thereon, if applicable (and in the case of individuals, if applicable, church tax). If the notes are attributable to a German permanent establishment, trade tax will also be levied upon interest accrued or capital gains realized (with the general possibility of an individual to credit, subject to certain qualifying criteria, the trade tax, fully or partially (depending, inter alia, on the applicable trade tax multiplier), against his income tax liability by way of a lump-sum method).
Withholding tax is generally withheld under the withholding tax regime as described above. Exceptions, however, apply to capital gains resulting from the sale or redemption of the notes derived by (i) holders which are corporate investors (in certain cases subject to the provision of evidence on the corporate status) or (ii) other investors after notification of the Domestic Disbursing Agent by use of an officially registered form (Erklärung zur Freistellung vom Kapitalertragsteuerabzug) about the allocation of the notes to a business in Germany (i.e., for these investors withholding tax is only levied on interest payments). Any withholding tax withheld is generally creditable against the investor’s (corporate) income tax liability or refundable, respectively.
Partnerships can opt to be treated as a corporation for purposes of German income taxation. If the holder is a partnership that has validly exercised such option right, any interest payments on the Notes (including accrued interest) and capital gains from the disposal, redemption or assignment of the notes are subject to corporate income tax (and, for the avoidance of doubt, trade tax).

German resident individuals
For German tax resident private investors (i.e., individuals whose residence or habitual abode is in Germany) holding the notes as private assets (Privatvermögen), interest payments on the notes and capital gains resulting from the sale or redemption of the notes constitute capital investment income (Einkünfte aus Kapitalvermögen). Respective income is generally subject to a flat rate tax (Abgeltungsteuer) of 25% (plus 5.5% solidarity surcharge thereon, resulting in a total tax charge of 26.375%, and, if applicable, church tax).
The flat rate tax (Abgeltungsteuer) is generally collected by way of withholding (see above paragraph — Withholding tax). Conceptually, the tax withheld shall satisfy a German resident private investor’s tax liability with respect to the capital gain or interest income, as the case may be. If, however, the withholding was not made or not made sufficiently, the investor has to declare the respective capital investment income in his income tax return for the relevant tax assessment period and the respective amount of tax will be collected by way of assessment. In addition, the investor may opt for the inclusion of capital investment income in his tax return and a respective tax assessment under application of the flat rate tax regime, e.g., if the total amount of tax withheld during the relevant tax assessment period exceeds the investor’s total flat tax liability for capital investment income (which could be the case, for example, due to the investor’s saver’s lump sum tax allowance not being fully utilized or because of the availability of foreign tax credits). In case the investor’s total income tax rate applicable for all items of income (including capital investment income) in the relevant tax assessment period falls short of 25%, the investor may opt to be taxed at his (lower) marginal tax rate also with respect to the capital investment income.
Non-residents of Germany
As a rule, interest paid/accrued to a holder not resident in Germany and income of a holder not resident in Germany arising from the redemption or disposal of notes is not taxable in Germany and, in principle and subject to formal requirements, no tax deduction is made (even if the notes are held in custody with a Domestic Disbursing Agent). Exceptions apply (i) if the holder of the notes is tax resident in a non- cooperative tax jurisdiction as determined pursuant to the German Act Combating Tax Avoidance and Unfair Tax Competition (Gesetz zur Abwehr von Steuervermeidung und unfairem Steuerwettbewerb) and the above mentioned exemption (as described under “— Withholding tax” above) does not apply, (ii) when the notes are held as business assets in a German permanent establishment of the investor (in which case the income on the notes may also be subject to trade tax) or a fixed base maintained in Germany by the holder or if (iii) the respective income of the holder does otherwise constitute German source income.
Solidarity surcharge
The solidarity surcharge has been partially abolished as of the assessment period 2021 for certain individuals. The solidarity surcharge shall, however, continue to apply for investment income and, thus, on withholding taxes levied. In case the individual income tax burden for a private investor of notes tax resident in Germany is lower than 25%, such holder can apply for his/her investment income being assessed at his/ her individual tariff-based income tax rate in which case solidarity surcharge would be refunded.
Gift and inheritance taxes
The receipt of notes in case of succession upon death, or by way of a gratuitous transfer among living persons, is subject to German inheritance or gift tax, if the deceased, donor and/ or the recipient is a German resident. German inheritance and gift tax is also triggered if neither the deceased, the donor nor the recipient of the notes is a German resident, if the notes are attributable to German business activities and if for such business activities a German permanent establishment is maintained or a permanent representative is appointed in Germany. In specific situations, German expatriates may also be subject to inheritance and gift tax. Double taxation treaties may provide for exceptions to the domestic inheritance and gift tax regulations.

Other taxes and duties
No stamp, issue, registration, value added tax or similar direct or indirect taxes or duties will be payable in Germany in connection with the issuance, delivery or execution of the notes. Currently, net assets tax (Vermögensteuer) is not levied in Germany.
Residency
Residents are persons whose residence, habitual abode, statutory seat or place of effective management and control is located in Germany.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase and holding of the notes by (i) “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that are subject to Title I of ERISA, (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include plan assets of any of the foregoing described in clauses (i) or (ii) pursuant to ERISA or other applicable law (each of the foregoing described in clauses (i), (ii) and (iii) referred to herein as a “Plan”).
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (each, a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Covered Plan or over the management or disposition of a Covered Plan’s assets, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.
Any Plan fiduciary that proposes to cause a Plan to purchase or hold the notes should consult with its legal advisors regarding the potential applicability of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA, Section 4975 of the Code or applicable Similar Laws to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA, Section 4975 of the Code or applicable Similar Law. In considering an investment in the notes with a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or Similar Laws relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving Covered Plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. Those sections further prohibit a fiduciary from engaging in transactions in which a conflict of interest is deemed present. A party in interest or disqualified person (including a fiduciary) who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and/or the Code. In addition, the fiduciary of a Covered Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and/or the Code. The acquisition and/or holding of the notes by a Covered Plan with respect to which we, an underwriter or any of our or their respective affiliates may be considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption.
In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief for direct or indirect prohibited transactions resulting from the sale, purchase or holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied. In addition to the foregoing, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide exemptions for certain transactions between a Covered Plan and a person that is a party in interest and/or a disqualified person (other than a fiduciary or an affiliate that, directly or indirectly, has or exercises any discretionary authority or control or renders any investment advice with respect to the Covered Plan assets involved in the transaction) solely by reason of providing services to the Covered Plan or by relationship to a service provider, provided that the Covered Plan has paid no more and received no less than adequate consideration in connection with the transaction. These exemptions do not, however, provide relief from the self-dealing prohibited transactions under ERISA and the Code. It should also be noted that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts involving the notes that might be construed as prohibited transactions.
Other Plans
Plans, including governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), and non-U.S. Plans (as defined in Section 4(b)(4) of ERISA), while generally not subject the fiduciary responsibility provisions of Title I of ERISA or to the prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may be subject to Similar Laws that include similar requirements. However, investment by such plans may be subject to the similar provisions of applicable Similar Laws. Fiduciaries of any such Plans should consult with their legal advisors regarding the potential consequences of an investment in the notes under any applicable Similar Laws before purchasing any notes.
Because of the foregoing, the notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute or result in a non-exempt prohibited transaction under ERISA and/or the Code or a similar violation under any applicable Similar Laws.
Representation
Accordingly, by acceptance of and/or holding a note or any interest in a note, each purchaser and subsequent transferee of a note will be deemed to have represented and warranted that either (a) such purchaser or subsequent transferee is not acquiring or holding the notes for or on behalf of, and no portion of the assets used by such purchaser or transferee to acquire or hold the notes or any interest therein constitutes assets of, any Plan or (b) the acquisition, holding and subsequent disposition of the notes by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.
The foregoing discussion is general in nature and is not intended to be all-inclusive nor should it be construed as legal advice. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing or holding the notes (including any beneficial interest therein) on behalf of, or with the assets of, any Plan, consult with their advisors regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and/or holding of the notes.
Nothing herein shall be construed as a representation or recommendation that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that such an investment is appropriate or advisable for Plans generally or any particular Plan.
EACH PURCHASER AND HOLDER OF THE NOTES HAVE THE EXCLUSIVE RESPONSIBILITY FOR ENSURING THAT ITS PURCHASE AND HOLDING OF THE NOTES COMPLIES WITH THE FIDUCIARY RESPONSIBILITY RULES OF TITLE I OF ERISA AND DOES NOT VIOLATE THE PROHIBITED TRANSACTION RULES OF ERISA OR SECTION 4975 OF THE CODE OR ANY APPLICABLE SIMILAR LAWS. NEITHER THIS DISCUSSION NOR ANYTHING PROVIDED IN THIS PROSPECTUS SUPPLEMENT IS OR IS INTENDED TO BE INVESTMENT ADVICE DIRECTED AT ANY POTENTIAL PLAN PURCHASERS OR AT PLAN PURCHASERS GENERALLY AND SUCH PURCHASERS OF ANY NOTES (OR BENEFICIAL INTERESTS THEREIN) SHOULD CONSULT AND RELY ON THEIR OWN ADVISORS AS TO WHETHER AN INVESTMENT IN THE NOTES IS SUITABLE FOR THE PLAN.

CERTAIN GERMAN INSOLVENCY LAW CONSIDERATIONS
The following is a brief description of certain aspects of the insolvency laws of Germany.
Under German insolvency law, insolvency proceedings are not initiated by the competent insolvency court ex officio, but require that the debtor and/or a creditor files a petition for the opening of insolvency proceedings. Insolvency proceedings can be initiated either by the debtor or by a creditor in the event of over- indebtedness (Überschuldung) or illiquidity (Zahlungsunfähigkeit) of the debtor, meaning that the debtor is unable to pay its debts as and when they fall due. According to the relevant provision of the German Insolvency Code (Insolvenzordnung), a debtor is over-indebted when its liabilities exceed the value of its assets (based on their liquidation values), unless a continuation of the debtor’s business within a forecast period of twelve months is more likely than not (überwiegend wahrscheinlich).
If a limited liability company (Gesellschaft mit beschränkter Haftung, or GmbH), a stock corporation (Aktiengesellschaft, or AG), a European law stock corporation based in Germany (Societas Europaea, or SE), any other limited liability company or any company not having an individual as personally liable shareholder finds itself in a situation of illiquidity and/or over-indebtedness, the managing director(s) of such company and, in certain circumstances, its shareholders, are obliged to file for the opening of insolvency proceedings without undue delay but not later than three weeks after the occurrence of illiquidity or six weeks after the occurrence of over-indebtedness. Non-compliance with these obligations exposes management to both severe damage claims (including personal liability for payments made after the occurrence of illiquidity or over-indebtedness pursuant to section 15b of the German Insolvency Code (Insolvenzordnung)) as well as sanctions under criminal law.
In addition, imminent illiquidity (drohende Zahlungsunfähigkeit) is a valid insolvency reason under German law which exists if the company currently is able to service its payments obligations, but will presumably not be able to continue to do so at some point in time within a prognosis period of 24 months. However, only the debtor, but not the creditors, is entitled (but not obligated) to file for the opening of insolvency proceedings if the debtor is likely to not be able to pay its debts as and when they fall due.
The insolvency proceedings are administered by the competent insolvency court which monitors due performance of the proceedings. Upon receipt of the insolvency petition, the insolvency court may take preliminary protective measures to secure the property of the debtor during the preliminary proceedings (Insolvenzeröffnungsverfahren). The insolvency court may prohibit or suspend any measures taken to enforce individual claims against the debtor’s assets during these preliminary proceedings as far as these protective measures are reasonable to protect the debtor’s assets and/or to ensure the continuation of the debtor’s business. As part of such protective measures the court may appoint a preliminary insolvency administrator (vorläufiger Insolvenzverwalter), unless the debtor has petitioned for debtor-in-possession proceedings (Eigenverwaltung) — an insolvency process in which the debtor’s management generally remains in charge of administering the debtor’s business affairs under the supervision of a preliminary trustee (vorläufiger Sachwalter) — with this petition not being obviously futile. The rights and duties of the preliminary administrator depend on the decision of the court. The duties of the preliminary administrator may be, in particular, to safeguard and to preserve the debtor’s property (which includes the continuation of the business carried out by the debtor), to verify the existence of an insolvency reason and to assess whether the debtor’s net assets will be sufficient to cover the costs of the insolvency proceedings. Depending on the decision of the court, even the right to manage and dispose of the business and assets of the debtor may pass to the preliminary insolvency administrator. The competent insolvency court shall set up during preliminary proceedings a “preliminary creditors’ committee” (vorläufiger Gläubigerausschuss). The preliminary creditors’ committee will be able to participate in certain important insolvency court decisions. It will have, for example, the power to influence the following: the selection of a preliminary insolvency administrator or an insolvency administrator (vorläufiger Insolvenzverwalter and Insolvenzverwalter), orders for “debtor in possession” proceedings (Anordnung der Eigenverwaltung), and appointments of preliminary trustees (vorläufiger Sachwalter). In case the members of the preliminary creditors’ committee unanimously agree on an individual, such suggestion is binding on the court (unless the suggested individual is not eligible, i.e., not competent and/or not impartial). To ensure that the preliminary creditors’ committee reflects the interests of all creditor constituencies, it shall include a representative of the secured creditors, one for the large and one for the small creditors as well as one for the employees. The court orders the opening (Eröffnungsbeschluss) of formal insolvency proceedings (eröffnetes Insolvenzverfahren) if certain requirements are met, in particular if (i) the debtor is in a situation of impending illiquidity (if the petition has been filed by the debtor) or illiquidity and/or over-indebtedness and (ii) there are sufficient assets (Insolvenzmasse) to cover at least the cost of the insolvency proceedings. If the assets of the debtor are not expected to be sufficient, the insolvency court will only open formal insolvency proceedings if third parties, for instance creditors, advance the costs themselves. In the absence of such advancement, the petition for opening of insolvency proceedings will usually be refused for insufficiency of assets (Abweisung mangels Masse). Upon the opening of main insolvency proceedings, an insolvency administrator (Insolvenzverwalter) (usually the same person who acted as preliminary insolvency administrator) is appointed by the insolvency court; unless a debtor-in-possession proceeding (Eigenverwaltung) is ordered. The insolvency administrator may raise new financial indebtedness and incur other liabilities to continue the debtor’s operations, and satisfaction of these liabilities as preferential debts of the estate (Masseschulden) will be preferred to any insolvency liabilities created by the debtor prior to the opening of insolvency proceedings (including such portion of an in rem secured creditor’s claim which exceeds the amount obtained through a disposal of the relevant collateral).
The insolvency assets shall serve to satisfy the liquidated claims held by the personal creditors against the debtor on the date when the insolvency proceedings were opened. The following claims shall be satisfied ranking below the other claims of insolvency creditors in the order given below, and according to the proportion of their amounts if ranking with equal status: (i) interest and penalty payments accrued on the claims of the insolvency creditors from the day of the opening of the insolvency proceedings; (ii) costs incurred by individual insolvency creditors due to their participation in the proceedings; (iii) fines, regulatory fines, coercive fines and administrative fines, as well as such incidental legal consequences of a criminal or administrative offence binding the debtor to pay money; (iv) claims to the debtor’s gratuitous performance of a consideration; and (v) claims for repayment of a shareholder loan (Gesellschafterdarlehen) or claims resulting from legal transactions corresponding in economic terms to such a loan.
Under the German Insolvency Code (Insolvenzordnung), the insolvency administrator (or, in case of debtor-in-possession proceedings, the custodian (Sachwalter)) may void (anfechten) transactions, performances or other acts that are deemed detrimental to insolvency creditors and which were effected prior to the opening of formal insolvency proceedings during applicable claw-back periods. Generally, if transactions, performances, or other acts are successfully voided, any amounts or other benefits derived from such challenged transaction, performance or act will have to be returned to the insolvency assets (Insolvenzmasse). The administrator’s or custodian’s right to void transactions can, depending on the circumstances, extend to transactions having occurred up to ten years prior to the filing for the opening of insolvency proceedings. In the event of insolvency proceedings with respect to the Issuer, the payment of any amounts to the holders of the notes as well as the issuance of the notes and the granting of the Guarantee could be subject to potential challenges (i.e., claw-back rights) by an insolvency administrator or custodian under the rules of voidness (Insolvenzanfechtung) as set out in the German Insolvency Code. To the extent such a transaction is successfully voided, the holders of the notes may not be able to recover or retain any amounts under the notes or the Guarantee and may participate in the insolvency proceedings as unsecured creditors only. If payments have already been made under the notes, any amounts received from a transaction that had been voided would have to be repaid to the insolvency estate. In this case, the holders of the notes would only have a general unsecured claim without preference in insolvency proceedings.
Against this background, an act (Rechtshandlung) or a legal transaction (Rechtsgeschäft) (which term includes the granting of a guarantee, the provision of security and the payment of debt) detrimental to the creditors of the debtor may be voided according to the German Insolvency Code (Insolvenzordnung) in particular in the following cases:
•
any act granting an insolvency creditor, or enabling an insolvency creditor to obtain, security or satisfaction (Befriedigung) if such act was taken (i) during the last three months prior to the filing of the petition for the opening of insolvency proceedings, provided that the debtor was illiquid (zahlungsunfähig) at the time such act was taken and the creditor knew of such illiquidity (or of circumstances that clearly suggest that the debtor was illiquid) at such time, or (ii) after the filing of the petition for the opening of insolvency proceedings, if the creditor knew of the debtor’s illiquidity or the filing of such petition (or of circumstances that compellingly suggest such illiquidity or filing);

•
any act granting an insolvency creditor, or enabling an insolvency creditor to obtain, security or satisfaction (Befriedigung) to which such creditor was not entitled, or which was granted or obtained in a form or at a time to which or at which such creditor was not entitled, if such act was taken (i) during the last month prior to the filing of the petition for the opening of insolvency proceedings or after such filing, (ii) during the second or third month prior to the filing of the petition and the debtor was illiquid at such time, or (iii) during the second or third month prior to the filing of the petition for the opening of insolvency proceedings and the creditor knew at the time such act was taken that such act was detrimental to the other insolvency creditors (or had knowledge of circumstances that compellingly suggest such detrimental effect);

•
a legal transaction by the debtor that is directly detrimental to the insolvency creditors or by which the debtor loses a right or the ability to enforce a right or by which a proprietary claim against a debtor is obtained or becomes enforceable, if it was entered into (i) during the three months prior to the filing of the petition for the opening of insolvency proceedings and the debtor was illiquid at the time of such transaction and the counterparty to such transaction knew of the illiquidity (or of circumstances that compellingly suggest that the debtor was illiquid) at such time, or (ii) after the filing of the petition for the opening of insolvency proceedings and the counterparty to such transaction knew either of the debtor’s illiquidity or of such filing at the time of the transaction (or had knowledge of circumstances that compellingly suggest filing);

•
any act by the debtor without (adequate) consideration, if it was effected in the four years prior to the filing of the petition for the opening of insolvency proceedings;

•
any act performed by the debtor during the ten years prior to the filing of the petition for the opening of insolvency proceedings or at any time after the filing, if the debtor acted with the intention of prejudicing its insolvency creditors (vorsätzliche Gläubigerbenachteiligung) and the beneficiary of the act knew of such intention at the time of such act; in case the relevant act granted a creditor, or enabled a creditor to obtain, security or satisfaction for a debt, the above ten-year period is reduced to four years; “knowledge by the beneficiary of the act” in terms of such provision is presumed if the beneficiary knew that the debtor was imminently illiquid (drohende Zahlungsunfähigkeit) and that the relevant act disadvantaged the other creditors; in case the relevant act granted a creditor, or enabled a creditor to obtain, security or satisfaction in a form or at a time to which or at which such creditor was entitled, the “knowledge by the beneficiary of the act” is presumed if the beneficiary knew that the debtor was actually illiquid (eingetretene Zahlungsunfähigkeit) and that the relevant act disadvantaged the other creditors; the fact that the creditor agreed on a payment plan with the debtor or agreed to deferred payments establishes a presumption that he had no knowledge of the debtor being illiquid at this time;

•
any non-gratuitous contract concluded between the debtor and an affiliated party that directly operates to the detriment of the creditors can be voided unless such contract was concluded earlier than two years prior to the filing of the petition for the opening of insolvency proceedings or the other party had no knowledge of the debtor’s intention to disadvantage its creditors as of the time the contract was concluded; in relation to corporate entities, the term “affiliated party” includes, subject to certain limitations, members of the management or supervisory board, general partners and shareholders owning more than 25% of the debtor’s share capital, persons or companies holding comparable positions that give them access to information about the economic situation of the debtor, and other persons who are spouses, relatives or members of the household of any of the foregoing persons;

•
any act that provides security or satisfaction (Befriedigung) for a claim of a shareholder, for repayment of a shareholder loan or a similar claim if (i) in the case of the provision of security, the act took place during the last ten years prior to the filing of the petition for the opening of insolvency proceedings or after the filing of such petition, or (ii) in the case of satisfaction, the act took place during the last year prior to the filing of the petition for the opening of the insolvency proceedings or after the filing of such petition; or

•
any act whereby the debtor grants satisfaction for a loan claim or an economically equivalent claim to a third party if (i) the satisfaction was effected in the last year prior to the filing of a petition for the opening of insolvency proceedings or thereafter, and (ii) a shareholder of the debtor had granted security or was liable as a guarantor or surety (Garant oder Bürge) (in which case the shareholder must compensate the debtor for the amounts paid (subject to further conditions)).
In this context, “knowledge” is generally deemed to exist if the other party is aware of the facts from which the conclusion must be drawn that the debtor was unable to pay its debts generally as they fell due, that a petition for the opening of insolvency proceedings had been filed, or that the act was detrimental to, or intended to prejudice, the insolvency creditors, as the case may be.
In addition, StaRUG, which entered into force on January 1, 2021 and implements Directive (EU) 2019/1023 on preventive restructuring frameworks, introduced a preventive restructuring framework for companies facing imminent illiquidity (drohende Zahlungsunfähigkeit). The StaRUG allows debtors to implement a restructuring plan (Restrukturierungsplan) that may impair creditors’ rights, including the rights of bondholders, by way of changes to the principal amounts, interest rates and/or maturities of liabilities. Unlike insolvency proceedings, the debtor has flexibility under the StaRUG to limit the scope of the restructuring to cover only certain types of liabilities (e.g., financial liabilities, including under the notes) or only selected liabilities. A restructuring plan becomes effective if approved by a majority of 75% of the voting rights in each class of affected creditors. Under certain conditions, dissenting creditor classes may be bound by the restructuring plan through a cross-class cram-down mechanism. Holders of the notes should be aware that their claims could be subject to modification under a StaRUG restructuring plan without their individual consent if the requisite majorities are achieved, and, if the prerequisites for a cross- class cram-down are fulfilled, even without the consent of any of the holders of the notes.

UNDERWRITING
The Issuer, Amphenol Corporation and the underwriters named below have entered into an underwriting agreement with respect to the notes. Citigroup Global Markets Europe AG, Barclays Bank PLC, Commerzbank Aktiengesellschaft and HSBC Bank plc are acting as representatives of the several underwriters. Subject to the terms and conditions in the underwriting agreement, the Issuer has agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from the Issuer, the principal amount of notes that appears opposite its name in the table below:
Underwriters	Principal Amount of Notes
Barclays Bank PLC	€95,000,000
Citigroup Global Markets Europe AG	€95,000,000
Commerzbank Aktiengesellschaft	€95,000,000
HSBC Bank plc	€95,000,000
BofA Securities Europe SA	€30,000,000
Goldman Sachs & Co. LLC	€30,000,000
TD Global Finance unlimited company	€30,000,000
U.S. Bancorp Investments, Inc.	€17,500,000
Loop Capital Markets LLC	€6,250,000
Siebert Williams Shank & Co., LLC	€6,250,000
Total	€500,000,000
The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters have agreed to purchase all of the notes if any of them are purchased.
The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the notes to selected securities dealers at the public offering price minus a concession of up to 0.200% of the principal amount of the notes. In addition, the underwriters may allow, and those selected dealers may re-allow, a concession of up to 0.150% of the principal amount per note to certain other brokers or dealers. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell notes through certain of their affiliates. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
In the underwriting agreement, the Issuer has agreed that:
•
the Issuer will pay its expenses related to the offering, which the Issuer estimates will be €1.3 million, excluding the underwriting discount.

•
the Issuer will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

The following table shows the underwriting discount that the Issuer will pay to the underwriters in connection with this offering of the notes (expressed as a percentage of the principal amount of the notes):
Paid by the Issuer
Per note	0.350%
Total	€1,750,000
The notes are a new issue of securities with no established trading market. An application will be made to list the notes on the Official List of Euronext Dublin and to admit the notes for trading on the Global Exchange Market thereof. Settlement of the notes is not conditioned on obtaining this approval. The Issuer cannot assure you that the notes will be admitted to trading on the Global Exchange Market of Euronext Dublin or that any such listing or admission to trading will be maintained. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time without notice in their sole discretion. Therefore, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices that you receive when you sell will be favorable.
In connection with the issue of the notes, Citigroup Global Markets Europe AG, in its role as stabilizing manager for its own account may, to the extent permitted by applicable laws and regulations, over-allot the notes or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail. However, there is no assurance that the stabilizing manager (or persons acting on behalf of the stabilizing manager) will undertake any stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the final terms of the offer of the notes is made, and, if begun, may cease at any time, but it must end no later than the earlier of 30 days after the issue of the notes and 60 days after the date of the allotment of the notes. Any stabilization action or over- allotment commenced will be carried out in accordance with applicable laws and regulations.
In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions and syndicate covering transactions.
•
Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•
Over-allotment involves sales by the underwriters of notes in excess of the principal amount of the notes the underwriters are obligated to purchase, which creates a syndicate short position.

•
Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

These stabilizing transactions, over-allotment transactions and syndicate covering transactions may have the effect of raising or maintaining the market prices of the notes or preventing or retarding a decline in the market prices of the notes. As a result, the prices of the notes may be higher than the prices that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time. Certain of the underwriters and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for us and our affiliates for which they received, or will receive, customary fees and expenses. Certain of the underwriters and/or their affiliates may hold a portion of the Issuer’s outstanding 0.750% 2026 Notes and as a result may receive a portion of the proceeds from this offering. See “Use of Proceeds.” In addition, U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee, paying agent, transfer agent and security registrar.
To the extent any underwriter that is not a U.S.-registered broker-dealer intends to effect sales of the notes in the United States, it will do so through one or more U.S.-registered broker-dealers in accordance with the applicable U.S. securities laws and regulations.
In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. Certain of the underwriters and their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
Offering Restrictions
Notice to Prospective Investors in Canada
The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in the European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Regulation.
Notice to Prospective Investors in the United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is neither (i) a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”) nor (ii) a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulation 2024 (the “POATRs”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. Any offer of notes in the UK will be made pursuant to an exception from the prohibition on offers to the public under the POATRs.

Notice to Prospective Investors in Hong Kong
The notes may not be offered or sold in Hong Kong, by means of any document, any notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made under the SFO; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.
Notice to Prospective Investors in Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948), as amended (the “FIEA”). The notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws, regulations and ministerial guidelines of Japan.
Notice to Prospective Investors in Singapore
Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented, warranted and agreed that it has not offered or sold any notes or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any notes or cause the notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.
Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuer has determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Australia
No prospectus or other disclosure document in relation to the notes has been, or will be, lodged with the Australian Securities and Investments Commission (“ASIC”) or the ASX Limited (operator of the Australian Securities Exchange) (the “ASX”).
In addition, the underwriters have not and do not intend to:
(1)   make or invite, an offer for issue or sale in Australia of any notes (including an offer or invitation which is received by a person in Australia); or
(2)   distribute or publish this prospectus supplement or any other offering material (whether in draft or final form) or advertisement relating to this offering in Australia, unless in either case (1) or (2):

(i)   the minimum aggregate consideration payable by each offeree or invitee is at least $500,000 (or the equivalent in another currency, in either case disregarding moneys lent by the offeror or its associates, as defined in the Corporations Act) or the offer or invitation otherwise does;
(ii)   not require disclosure to investors in accordance with Part 6D.2 or Chapter 7.9 of the Corporations Act;
(iii)   the offer or invitation is not to a “retail client” for the purposes of Section 761G and 761GA of the Corporations Act; and
(iv)   such action complies with all applicable laws, regulations and directives in relation to the offer, invitation or distribution and does not require any document to be lodged with, or registered by, ASIC.
Notes issued pursuant to this prospectus supplement must not be offered for sale (or transferred, assigned or otherwise alienated) to any person located in, or a resident of, Australia for at least 12 months after their issue, except in circumstances where the person is a person to whom a disclosure document or product disclosure statement is not required to be given under Chapter 6D or Chapter 7.9 of the Corporations Act.
Notice to Prospective Investors in Korea
The notes have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Accordingly, the notes have not been and will not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, except as otherwise permitted by applicable Korean laws and regulations. In addition, within one year following the issuance of the notes, the notes may not be transferred to any resident of Korea other than a qualified institutional buyer (as such term is defined in the regulation on issuance, public disclosure, etc. of securities of Korea, a “Korean QIB”) registered with the Korea Financial Investment Association (the “KOFIA”) as a Korean QIB and subject to the requirement of monthly reports with the KOFIA of its holding of Korean QIB bonds as defined in the Regulation on Issuance, Public Disclosure, etc. of notes of Korea, provided that (a) the notes are denominated, and the principal and interest payments thereunder are made, in a currency other than Korean won, (b) the amount of the securities acquired by such Korean QIBs in the primary market is limited to less than 20 percent of the aggregate issue amount of the notes, (c) the notes are listed on one of the major overseas securities markets designated by the Financial Supervisory Service of Korea, or certain procedures, such as registration or report with a foreign financial investment regulator, have been completed for offering of the securities in a major overseas securities market, (d) the one-year restriction on offering, delivering or selling of securities to a Korean resident other than a Korean QIB is expressly stated in the securities, the relevant underwriting agreement, subscription agreement, and the prospectus supplement and (e) the Issuer and the underwriters shall individually or collectively keep the evidence of fulfillment of conditions (a) through (d) above after having taken necessary actions therefor.
Notice to Prospective Investors in Switzerland
This prospectus supplement and the accompanying prospectus is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in Taiwan
The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) and/or other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the notes in Taiwan.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes issued in exchange therefor. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Notice to Prospective Investors in the United Arab Emirates
The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.
Selling Restrictions
Sales of the notes in the United States by any underwriter that is not a broker-dealer registered with the SEC will be made only through one or more U.S.-registered broker-dealers in compliance with applicable securities laws and the rules of FINRA.
Settlement
The Issuer expects delivery of the notes will be made against payment therefor on or about the delivery date specified on the cover page of this prospectus supplement, which is the fourth business day following the date of this prospectus supplement (such settlement cycle being referred to as “T+4”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the date that is one business day preceding the settlement date will be required, by virtue of the fact that the notes initially will settle in T+4, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the notes who wish to trade the notes during such period should consult their own advisors.

LEGAL MATTERS
The validity of the notes will be passed upon for us by Latham & Watkins LLP, 1271 Avenue of the Americas, New York, New York 10020, with respect to New York law, and Latham & Watkins LLP, Frankfurt, Germany with respect to German law. Certain legal matters in connection with the notes will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017.
EXPERTS
The financial statements of Amphenol Corporation, incorporated by reference in this prospectus supplement by reference to Amphenol Corporation’s Annual Report on Form 10-K for the year ended December 31, 2025, and the effectiveness of Amphenol Corporation’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

SUPPLEMENTAL LISTING AND GENERAL INFORMATION
As disclosed under the caption “About this prospectus supplement” herein, an application has been made to Euronext Dublin for the notes to be admitted to the Official List of Euronext Dublin and traded on the Global Exchange Market of Euronext Dublin. This prospectus supplement dated March 24, 2026 must be read in conjunction with the prospectus dated March 2, 2026. The prospectus and the prospectus supplement together comprise the Listing Particulars for the purposes of this application. For the avoidance of doubt, the Listing Particulars do not comprise a prospectus for the purposes of the Prospectus Regulation and has not been reviewed or approved by the Central Bank of Ireland.
The Issuer accepts responsibility for the information contained in the Listing Particulars. To the best of the knowledge and belief of the Issuer (which has taken all reasonable care to ensure that such is the case), such information is in accordance with the facts and does not omit anything likely to affect the import of such information.
Administrative, management and supervisory bodies
Directors of the Issuer
The directors of the Issuer and their respective business addresses and their principal occupations are:
Name	Business Address	Principal Occupation
Craig A. Lampo	August-Häußer-Str. 10, 74080 Heilbronn, Germany	Business Executive
Lance D’Amico	August-Häußer-Str. 10, 74080 Heilbronn, Germany	Business Executive
Günther Josef Spielbauer	August-Häußer-Str. 10, 74080 Heilbronn, Germany	Business Executive
There are no material conflicts of interest or material potential conflicts of interest between the private interests of the managing directors, and their duties to the Issuer.
The Issuer has not been engaged in or, to its knowledge, has pending or threatened, any governmental, legal or arbitration proceedings which may have, or have had, a significant effect on the Issuer’s financial position or profitability during the twelve months preceding the date of this prospectus supplement.
As long as the notes are listed on the Official List of Euronext Dublin and admitted to trading on the Global Exchange Market, the following documents (or copies thereof), where applicable, may be inspected: (a) the memorandum and articles of association, or equivalent, of the Issuer and (b) the indenture pursuant to which the Issuer is issuing the Notes and Amphenol is guaranteeing the notes, which documents (or copies thereof) will be available in paper form for inspection at the principal place of business of the Issuer.
Approval of note issuance
The Issuer has obtained all necessary consents, approvals and authorizations in connection with the issuance and performance of the notes. The issuance of the notes was authorized by a resolution of the Issuer’s sole shareholder that was approved on February 24, 2026. The issuance of the notes and the relevant guarantee was authorized by resolutions of Amphenol’s Board of Directors that was approved on February 24, 2026.

PROSPECTUS
AMPHENOL CORPORATION
Senior Debt Securities
Guarantees
AMPHENOL TECHNOLOGIES HOLDING GMBH
Senior Debt Securities

Amphenol Corporation may offer and sell its senior debt securities and guarantees, from time to time, in one or more offerings. Amphenol Technologies Holding GmbH may offer and sell its senior debt securities, from time to time, in one or more offerings.
This prospectus describes the general terms of these securities and the general manner in which we will offer them. We will provide a supplement to accompany this prospectus each time we offer any of these securities. The accompanying prospectus supplement will contain the terms of each series of securities, describe the specific manner in which we will offer such securities, and may also supplement, update or amend information contained in this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. You should read this prospectus and the accompanying prospectus supplement, together with additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference,” before you invest.
We may offer and sell these securities, on a continuous or delayed basis, to or through one or more underwriters, dealers or agents, or directly to purchasers. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Investing in our securities involves risks. See “Risk Factors” on page 6 of this prospectus, the risk factors included in Amphenol Corporation’s periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, each of which is incorporated by reference herein, and any risk factors described in the accompanying prospectus supplement, for a discussion of certain risks you should consider carefully before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus, the available prospectus supplement and any free writing prospectus we authorize contains and incorporates by reference information that you should consider when making your investment decision. We have not authorized anyone to provide you with different information. If you receive any different or inconsistent information, you should not rely on it.
You should assume that the information contained in this prospectus, the accompanying prospectus supplement, any freewriting prospectus and the documents incorporated by reference herein and therein, is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
The date of this prospectus is March 2, 2026.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, using a “shelf” registration, or continuous offering, process. Under this shelf registration process, we may, at any time and from time to time, issue and sell, in one or more offerings, the securities described in this prospectus.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that accompanies this prospectus that will provide specific information about the terms of that offering and the offered securities, including the specific amounts and prices of the securities offered. The accompanying prospectus supplement may include or incorporate by reference a detailed and current discussion of any risk factors and will discuss any special considerations applicable to those securities, including the plan of distribution. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The accompanying prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.” Any information in the accompanying prospectus supplement or free writing prospectus that is inconsistent with this prospectus will modify or supersede the information in this prospectus.
The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.
Before making your investment decision, you should read and carefully consider this prospectus, the accompanying prospectus supplement (and any applicable free writing prospectuses), and the related exhibits filed with the SEC, together with the additional information in the documents referred to in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will modify or supersede the information in this prospectus.
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable accompanying prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable accompanying prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any accompanying prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any accompanying prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable accompanying prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
Unless otherwise stated, or the context otherwise requires, references in this prospectus to “we,” “us,” “our,” “Amphenol” and “the Company” are to Amphenol Corporation and, as applicable, its consolidated subsidiaries, including Amphenol Technologies Holding GmbH.

NOTICE TO PROSPECTIVE INVESTORS IN THE EUROPEAN ECONOMIC AREA
The debt securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). The expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the debt securities to be offered so as to enable an investor to decide to purchase or subscribe for the debt securities.
Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the debt securities or otherwise making them available to retail investors in the EEA has been prepared, and therefore offering or selling the debt securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus has been prepared on the basis that any offer of the debt securities in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of debt securities. This prospectus is not a prospectus for the purposes of the Prospectus Regulation.

FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus and the documents incorporated by reference herein and therein, that are not purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements are based on our management’s assumptions and beliefs about future events or circumstances using information currently available, and, as a result, they are subject to risks and uncertainties. Forward-looking statements address events or developments that we expect or believe may or will occur in the future. These forward-looking statements, which address the Company’s expected business and financial performance and financial condition, among other matters, may contain words and terms such as: “anticipate,” “believe,” “commit,” “continue,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “look ahead,” “may,” “ongoing,” “optimistic,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or “would” and other words and terms of similar meaning.
Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about expected earnings, revenues, growth, liquidity, effective tax rate, interest rates, anticipated benefits of certain acquisitions, financing sources, the expected timing for the closing of certain acquisitions or other matters. Although we believe the expectations reflected in all forward-looking statements are based upon reasonable assumptions, the expectations may not be attained or there may be material deviation. Readers and investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. There are risks and uncertainties that could cause actual results to differ materially from these forward-looking statements.
A description of some of these uncertainties and other risks is included in the section entitled “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, incorporated by reference herein, as well as other reports filed with the Securities and Exchange Commission (“SEC”), including, but not limited to, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. There may be other risks and uncertainties not identified in these documents (that we either currently do not expect to have an adverse effect on our business or that we are unable to predict or identify at the time of this prospectus) that may cause our actual future results to be materially different from those expressed in any forward-looking statements. Our forward-looking statements may also be impacted by, among other things, future tax, regulatory and other legal changes that may arise in any of the jurisdictions in which we operate.
The Company undertakes no obligation to update or revise any forward-looking statements except as required by law.
WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-3 with the SEC under the Securities Act. Except as required by law, we do not undertake any obligation to update or publicly release any revisions to any forward-looking statement made by us or on our behalf to reflect new information, future events or changes in expectations after the date on which such forward-looking statement is made.
This prospectus is part of the registration statement, but the registration statement also contains or incorporates by reference additional information and exhibits. Forms of the indentures and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. We are subject to the informational requirements of the Exchange Act and, in accordance with these requirements, we file reports and other information relating to our business, financial condition and other matters with the SEC. We are required to disclose in such reports certain information, as of particular dates, concerning our operating results and financial condition, officers and directors, principal holders of shares, any material interests of such persons in transactions with us and other matters. The SEC maintains a website that contains reports and other information regarding registrants like us that file electronically with the SEC. The address of the SEC’s website is: http://www.sec.gov.

You can also obtain our Annual Reports, statements regarding our quarterly results, statements regarding any quarterly dividend payments, and other information about the Company at our website: http://www.amphenol.com. Our website and the information contained on our website are not part of this prospectus.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows Amphenol Corporation to “incorporate by reference” into this prospectus the information that Amphenol Corporation has filed with the SEC, which means that Amphenol Corporation can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and the information that Amphenol Corporation files later with the SEC will automatically update and, where applicable, modify or supersede the information in this prospectus and the documents listed below. Amphenol Corporation hereby “incorporates by reference” the following documents that have been or will be filed with the SEC:
•
Amphenol Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on February 11, 2026;

•
Amphenol Corporation’s Current Reports on Form 8-K, filed on January 8, 2026 (other than the information furnished pursuant to Item 7.01 and Exhibit 99.1), January 12, 2026 (other than the information furnished pursuant to Item 7.01 and Exhibit 99.1) and February 5, 2026 (other than the information furnished pursuant to Item 7.01 and Exhibit 99.1); and

•
all of Amphenol Corporation’s future filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until the offerings contemplated by this prospectus are completed or terminated.

Amphenol Corporation is not, however, incorporating any documents or information that are deemed to have been furnished rather than filed in accordance with SEC rules.
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and number:
Investor Relations
Amphenol Corporation
358 Hall Avenue
Wallingford, Connecticut 06492
Telephone No: (203) 265-8900
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.
Amphenol Technologies Holding GmbH does not, and will not, file separate reports with the SEC.

RISK FACTORS
Investing in our securities involves risks. In considering whether to purchase any securities, you should carefully consider the specific risks discussed under “Risk Factors” in the accompanying prospectus supplement. In addition to the information contained in this prospectus and the accompanying prospectus supplement, you should also carefully consider the information we have included or incorporated by reference in this prospectus, the accompanying prospectus supplement and any applicable free writing prospectus. In particular, you should carefully consider the risks described under the heading “Risk Factors” contained in our Annual Report on Form 10-K and any Quarterly Reports on Form 10-Q incorporated by reference herein. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

AMPHENOL CORPORATION
Amphenol Corporation is one of the world’s largest designers, manufacturers and marketers of electrical, electronic and fiber optic connectors and interconnect systems, antennas, sensors and sensor-based products and coaxial, high-speed, fiber optic and specialty cable. The Company estimates, based on recent reports of industry analysts, that worldwide sales of interconnect, value-add cable assembly, antenna, cable and sensor-related products were approximately $500 billion in 2025.
Certain predecessor businesses of the Company were founded in 1932, and the Company was incorporated under the laws of the State of Delaware in 1986. The Company’s Class A Common Stock (“Common Stock”) began trading on the New York Stock Exchange in 1991.
The Company’s strategy is to provide our customers with comprehensive design capabilities, a broad selection of products and a high level of quality and service on a worldwide basis, while maintaining continuing programs of productivity improvement and cost control. The Company aligns its businesses into three reportable business segments: (i) Communications Solutions, (ii) Harsh Environment Solutions and (iii) Interconnect and Sensor Systems. This alignment and segment structure reinforces the Company’s entrepreneurial culture and enables clear accountability of each of our business unit general managers, while enhancing the scalability of Amphenol’s business for the future. The Company has three segment managers who lead their respective reportable business segments, each reporting directly to the Company’s Chief Executive Officer. All segment information throughout this prospectus is presented under our three reportable segments.
A description of each of our reportable business segments is as follows:
•
Communications Solutions — the Communications Solutions segment designs, manufactures and markets a broad range of connector and interconnect systems, including high speed, radio frequency, power, fiber optic and other products, coaxial and high-speed cable, as well as antennas.

•
Harsh Environment Solutions — the Harsh Environment Solutions segment designs, manufactures and markets a broad range of ruggedized interconnect products, including connectors and interconnect systems, specialty cable, printed circuits and printed circuit assemblies and other products.

•
Interconnect and Sensor Systems — the Interconnect and Sensor Systems segment designs, manufactures and markets a broad range of sensors, sensor-based systems, connectors and value-add interconnect systems.

Our principal executive offices are located at 358 Hall Avenue, Wallingford, Connecticut 06492, and our main telephone number is (203) 265-8900. Our website is located at http://www.amphenol.com. Our website and the information contained on our website are not part of this prospectus.

AMPHENOL TECHNOLOGIES HOLDING GMBH
Amphenol Technologies Holding GmbH is a wholly-owned indirect subsidiary of Amphenol Corporation. Amphenol Technologies Holding GmbH is a holding company for many of Amphenol’s European subsidiaries, and was incorporated as a limited liability company (Gesellschaft mit beschränkter Haftung) under the laws of the Federal Republic of Germany with the name LPL Technologies Holding GmbH on December 19, 1989. It is registered in the commercial register (Handelsregister) of the local court (Amtsgericht) of Stuttgart under the registration number HRB 104157. Amphenol Technologies Holding GmbH changed its name to Amphenol Technologies Holding GmbH on June 25, 2018.
Amphenol Technologies Holding GmbH’s registered office is at August-Häußer-Strasse 10, 74080 Heilbronn, Germany, and Amphenol Technologies Holding GmbH’s main telephone number is +49(0) 7131 929 0.

ENFORCEMENT OF CIVIL LIABILITIES
Amphenol Technologies Holding GmbH is incorporated as a limited liability company (Gesellschaft mit beschränkter Haftung) under the laws of Germany. Certain of Amphenol Technologies Holding GmbH’s managing directors and authorized officers may reside outside the United States, and certain of Amphenol Technologies Holding GmbH’s or such persons’ assets are or may be located outside the United States. As a result, it may be difficult for investors to effect service of process, including judgments, upon Amphenol Technologies Holding GmbH or such persons outside of Germany or within the United States. It may also be difficult for investors to enforce against Amphenol Technologies Holding GmbH judgments obtained in courts other than courts within the member states of the European Union.
There is no treaty between Germany and the United States providing for the reciprocal recognition and enforcement of judgements, other than arbitration awards, in civil and commercial matters. Consequently, a final judgement for payment given by any federal or state court in the United States, whether or not predicated solely upon U.S. federal or state securities laws, would not automatically be enforceable, either in whole or in part, in Germany. A final judgement by a U.S. federal or state court, however, may be recognized and enforced in Germany in an action before a court of competent jurisdiction in accordance with the proceedings set forth by the German Code of Civil Procedure (Zivilprozessordnung). In such an action, a German court generally will not reinvestigate the merits of the original matter decided by a U.S. court, except as noted below. A German court will reject the recognition and enforcement of the U.S. judgement if one or more of the following circumstances exists:
•
the judgement is not final under U.S. law; or

•
the U.S. court did not have international jurisdiction over the original proceedings according to the applicable German and EU rules on international jurisdiction; or

•
the defendant did not appear in the proceedings and invokes such lack of appearance, and the document commencing the proceedings was not duly made known to the defendant in a timely manner that allowed for adequate defense; or

•
the judgment of the U.S. court is in conflict with a prior judgment of a German court or a prior judgment of another foreign court which is to be recognized by German courts; or

•
the proceedings leading to the judgment of the U.S. court are irreconcilable with proceedings in the German courts which had become pending (rechtshängig) before; or

•
the effects of recognition of the judgment by the U.S. court would be manifestly incompatible with German public policy, including the fundamental principles of German law, and in particular the civil liberties (Grundrechte) guaranteed by virtue of the German Constitution (Grundgesetz); or

•
the reciprocity of recognition and enforcement of judgments is not guaranteed.

Subject to the foregoing, investors may be able to enforce judgments in civil and commercial matters obtained from U.S. federal or state courts in Germany. It cannot be guaranteed that attempts to enforce judgments in Germany will be successful. It is doubtful whether a German court would impose civil liability if proceedings were commenced in Germany based solely upon U.S. federal or state securities laws. However, if an original action is brought before a German court, and the court does not decline jurisdiction, the court may apply not only EU and German rules of civil procedure, but also certain substantive provisions of the EU and the German law that are regarded as mandatory and may refuse to apply U.S. federal and state law provisions, particularly those relating to certain remedies, if the relevant application violates German public policy.
Enforcement is also subject to the effect of any applicable bankruptcy, insolvency, reorganization, liquidation or moratorium as well as other similar laws affecting investor’s rights generally.
German courts also usually deny the recognition and enforcement of punitive damages or any other damages which do not serve a compensatory purpose, such as treble damages, as incompatible with the fundamental principles of German law on damages. Moreover, a German court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses or damages.

German civil procedure differs substantially from U.S. civil procedure in a number of respects. Insofar as the production of evidence is concerned, U.S. federal and state law and the laws of several other jurisdictions based on common law provide for pre-trial discovery, a process by which parties to the proceedings may, prior to trial, compel the production of documents by adverse or third parties and the deposition of witnesses. Evidence obtained in this manner may be decisive in the outcome of any proceeding. No equivalent pre-trial discovery process exists under German law.
If the party in whose favor such final U.S. judgment is rendered brings a new lawsuit in a competent court in Germany, such party may submit to the German court the final judgment rendered in the United States. Under such circumstances, a judgment by a federal or state court of the United States will be regarded by a German court only as evidence of the outcome of the dispute to which such judgment relates. A German court may choose to re-hear the dispute and may render a judgment not in line with the judgment rendered by a federal or state court of the United States.

USE OF PROCEEDS
Unless we state otherwise in the accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities that may be offered hereby for general corporate purposes. General corporate purposes may include repayment or redemption of existing indebtedness, common stock repurchases under Amphenol Corporation’s stock repurchase program and future acquisitions and strategic investment opportunities. The prospectus supplement relating to any specific offering of securities will contain a more detailed description of the use of proceeds of such offering.

GUARANTOR DISCLOSURES
Amphenol Corporation will guarantee debt securities of Amphenol Technologies Holding GmbH, as described in “Description of Guarantees” in this prospectus and as further described in the applicable prospectus supplement. Any such guarantees by Amphenol Corporation will be full, irrevocable, unconditional and absolute joint and several guarantees to the holders of each series of such guaranteed debt securities. Amphenol Technologies Holding GmbH is consolidated into the financial statements of Amphenol Corporation.
Amphenol Corporation and Amphenol Technologies Holding GmbH have filed this prospectus with the SEC registering, among other securities, debt securities of Amphenol Technologies Holding GmbH, which will be fully and unconditionally guaranteed by Amphenol Corporation. Pursuant to Rule 3-10 of Regulation S-X, separate consolidated financial statements of Amphenol Technologies Holding GmbH have not been presented. As permitted under Rule 13-01(a)(4)(vi) of Regulation S-X, we have excluded the combined summarized financial information of Amphenol Corporation and Amphenol Technologies Holding GmbH as management believes that such summarized financial information would not be material to investors.

DESCRIPTION OF SENIOR DEBT SECURITIES
General
The following is a summary of the general terms of the senior debt securities that: (i) Amphenol Corporation may issue under the indenture, dated March 16, 2023, between Amphenol Corporation and U.S. Bank Trust Company, National Association, as trustee (or any other trustee as set forth in a resolution of the board of directors of Amphenol Corporation, an officer’s certificate or a supplemental indenture pursuant to the indenture) (the “Amphenol indenture”) and (ii) Amphenol Technologies Holding GmbH may issue under the form of indenture between Amphenol Technologies Holding GmbH, Amphenol Corporation, as guarantor, and U.S. Bank Trust Company, National Association, as trustee (or any other trustee as set forth in an officer’s certificate or a supplemental indenture pursuant to the form of indenture) (the “Amphenol Technologies indenture” and together with the Amphenol indenture, the “indentures”). The terms of the senior debt securities include those expressly set forth in the applicable indenture and those made part of such indenture by referencing the Trust Indenture Act of 1939. The particular terms of the senior debt securities of any series and the extent, if any, to which such general terms may apply to the senior debt securities of such series will be described in the prospectus supplement applicable to the senior debt securities of such series. If there is any inconsistency between the information in this prospectus and the prospectus supplement applicable to the senior debt securities of such series, you should rely on the information in such accompanying prospectus supplement. This description of senior debt securities provides an overview of the material provisions of the senior debt securities and, to the extent applicable to the senior debt securities, the indentures. Since this description of senior debt securities is a summary, you should refer to the applicable indenture for a complete description of our obligations and the rights of a holder of senior debt securities thereunder. The indenture governing Amphenol Corporation’s senior debt securities and the form of indenture governing Amphenol Technologies Holding GmbH’s senior debt securities have been filed as exhibits to the registration statement of which this prospectus is a part. Any debt securities issued by Amphenol Technologies Holding GmbH will be guaranteed by Amphenol Corporation. See “Description of Guarantees” below.
In this description, unless specifically noted otherwise or unless the context otherwise requires, all references to “we,” “us,” “our” and “ours” refer to either Amphenol Corporation or Amphenol Technologies Holding GmbH, as the case may be, as issuer of the applicable senior debt securities, and not to any of their respective subsidiaries; all references to “Guarantor” refers to Amphenol Corporation as guarantor of the senior debt securities to be issued by Amphenol Technologies Holding GmbH and all references to “senior debt securities” refer to the senior debt securities issued by either Amphenol Corporation and Amphenol Technologies Holding GmbH, as issuers of the applicable senior debt securities. Unless otherwise defined in this prospectus, capitalized terms used in this “Description of the Senior Debt Securities” section are defined under “— Definitions” below.
There is no requirement under either indenture that future issuances of our senior debt securities be issued under the indentures, and in connection with future issuances of other senior debt securities, we will be free to use other indentures or instruments, which may contain provisions different from those contained in the indentures or applicable to one or more series of senior debt securities issued thereunder.
The indentures do not limit the aggregate principal amount of senior debt securities that may be issued thereunder. The indentures provide that the senior debt securities may be issued in one or more series. The senior debt securities may be issued at various times and may have differing maturity dates and may bear different interest rates. The prospectus supplement applicable to the senior debt securities of any series will describe:
•
whether the issuer of the senior debt securities is Amphenol Corporation or Amphenol Technologies Holding GmbH;

•
the designation and aggregate principal amount of the senior debt securities of such series and their authorized denominations (if other than $2,000 and integral multiples thereof);

•
the date or dates on which the senior debt securities of such series will mature;

•
the interest rate or rates, or method of calculation of such rate or rates, on the senior debt securities of such series, and the date from which such interest shall accrue;

•
the dates on which such interest will be payable or the method by which such dates are to be determined;

•
the record dates for payment of such interest;

•
any obligation to redeem or repurchase the senior debt securities of such series, whether pursuant to a sinking fund or analogous provision or at our option or the option of the holder thereof;

•
the period or periods within which, the price or prices at which, and the terms and conditions upon which, the senior debt securities of such series may be redeemed or repurchased, in whole or in part;

•
the inapplicability of any event of default or covenant set forth in the applicable indenture relating to the senior debt securities, or the applicability of any other events of default or covenant in addition to the events of default or covenants set forth in the applicable indenture relating to the senior debt securities;

•
the currency of denomination of the debt securities, which may be United States Dollars, Euros or any foreign currency;

•
the trustee, registrar, transfer agent, service agent and paying agent for the securities of such series;

•
the ranking of the senior debt securities, and a description of the subordination terms under German law (including their ranking pursuant to section 39 of the German Insolvency Code (Insolvenzordnung)), in the case of the senior debt securities issued by Amphenol Technologies Holding GmbH;

•
if applicable, the circumstances under which we may redeem the senior debt securities of the series if we or the Guarantor is obliged to pay additional amounts thereon; or

•
other specific terms applicable to the senior debt securities of such series.

If Amphenol Technologies Holding GmbH issues the senior debt securities, Amphenol Corporation will fully and unconditionally guarantee the due and punctual payment of the principal of, any premium and any interest on those senior debt securities, when and as these payments become due and payable, whether at maturity, upon redemption or declaration of acceleration, or otherwise. See “Description of Guarantees”.
Principal of and premium, if any, and interest on the senior debt securities issued and payable in United States Dollars will be payable, and the senior debt securities issued and payable in United States Dollars may be exchanged or transferred, at our office or agency (which initially shall be the corporate trust office of the trustee, 185 Asylum Street, 27th Floor, Hartford, CT 06103), except that, at our option, payment of interest may be made by check mailed to the registered holders of the senior debt securities at their registered address. Principal of and premium, if any, and interest on the senior debt securities issued and payable in Euros or any other foreign currency will be payable, and the senior debt securities issued and payable in Euros or any other foreign currency may be exchanged or transferred, at our office or agency, except that, at our option, payment of interest may be made by check mailed to the registered holders of the senior debt securities at their registered addresses. No service charge will be made for any registration of transfer or exchange of senior debt securities, but we or the trustee may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection with such transfer or exchange.
Unless otherwise indicated in the prospectus supplement applicable to the senior debt securities of any series, in any case where the date of payment of the principal of or premium, if any, or interest on the senior debt securities of any series, including the date, if any, fixed for redemption or repurchase of the senior debt securities of such series, shall not be a “business day” (as defined below), then payment of principal, premium or interest need not be made on that date at such place but may be made on the next succeeding business day, and no interest shall accrue for the intervening period. A “business day” shall mean a day that is not, in Hartford, Connecticut, a Saturday, Sunday, a legal holiday or a day on which banking institutions are authorized or obligated by law to close.
Ranking
The senior debt securities of any issuer will be senior unsecured and unsubordinated indebtedness and will rank equally with all of our existing and future senior unsecured and unsubordinated indebtedness of the issuer of the senior debt securities. However, the senior debt securities of Amphenol Corporation and Amphenol Technologies Holding GmbH will be structurally subordinated to the indebtedness of their respective subsidiaries and effectively subordinated to any secured debt to the extent of the value of the assets securing such indebtedness.
The guarantee of senior debt securities to be issued by Amphenol Corporation will be structurally subordinated to the indebtedness of its subsidiaries and effectively subordinated to any secured debt to the extent of the value of the assets securing such indebtedness.
Trustee
We are obligated to pay reasonable compensation to the trustee and the agents and to indemnify the trustee and the agents against certain losses, liabilities, expenses and certain taxes incurred by the trustee and the agents in connection with their duties relating to the senior debt securities. The trustee’s and any agent’s claims for these payments will generally be senior to those of holders of senior debt securities in respect of all funds collected or held by the trustee.
Covenants
Unless otherwise indicated in the prospectus supplement applicable to the senior debt securities of any series and except as discussed below, we are not restricted by the indentures from:
•
incurring any type of indebtedness or other obligation;

•
paying dividends or making distributions on our capital stock; or

•
purchasing or redeeming our capital stock.

We are not required under the indentures to maintain any financial ratios or specified levels of net worth or liquidity.
The indentures contain various covenants, including, among others, the following:
Limitation on Liens
So long as the senior debt securities of any series are outstanding under the applicable indenture, neither Amphenol Corporation nor any Restricted Subsidiary will, directly or indirectly, issue, incur, create, assume or guarantee any indebtedness secured by a mortgage, security interest, pledge, lien, charge or other encumbrance upon any Principal Property or upon any shares of capital stock or indebtedness of any Restricted Subsidiary (a “mortgage”), whether such Principal Property, shares or indebtedness are now existing or owned or hereafter created or acquired, unless prior to or at the same time the senior debt securities of such series and, if applicable, the guarantee of senior debt securities, are equally and ratably secured with or, at our option, prior to such secured indebtedness.
This restriction does not apply to:
(1)
mortgages on property, shares of capital stock or indebtedness or other assets of any entity existing at the time such entity becomes a Restricted Subsidiary, provided that such mortgage was not incurred in anticipation of such entity becoming a Restricted Subsidiary;

(2)
mortgages on property, shares of capital stock or indebtedness existing at the time of acquisition by Amphenol Corporation or any Restricted Subsidiary (which may include property previously leased by Amphenol Corporation or any such Restricted Subsidiary and leasehold interests on the property, provided that the lease terminates prior to or upon the acquisition), provided that such mortgage was not incurred in anticipation of such acquisition;

(3)
mortgages on property, shares of capital stock or indebtedness to secure any indebtedness incurred prior to, at the time of, or within 270 days after, the latest of the acquisition of such property, shares of capital stock or indebtedness, or in the case of real property, the completion of construction, the completion of improvements or the beginning of substantial commercial operation of such real property for the purpose of financing all or any part of the purchase price of such real property, the construction thereof or the making of improvements thereto;
(4)
mortgages in favor of Amphenol Corporation or any Restricted Subsidiary;

(5)
mortgages existing at the time of the closing of the offering of the senior debt securities of such series;

(6)
mortgages on property or other assets of any entity existing at the time such entity is merged into or consolidated with either Amphenol Corporation or any Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of such entity as an entirety or substantially as an entirety to either Amphenol Corporation or any Restricted Subsidiary, provided that this mortgage was not incurred in anticipation of the merger or consolidation or sale, lease or other disposition;

(7)
mortgages in favor of the United States of America or any state, territory or possession thereof (or the District of Columbia) to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of constructing or improving the property subject to such mortgages;

(8)
mortgages created in connection with a project financed with, and created to secure, a Nonrecourse Obligation;

(9)
mortgages securing all of the senior debt securities of such series and, if applicable, the guarantee of senior debt securities outstanding under the applicable indenture;

(10)
mortgages imposed by law, including carriers’, warehousemen’s, mechanics, landlords, materialmen’s and repairmen’s or other similar mortgages, in each case for sums not yet overdue for a period of more than 60 days or that are bonded or being contested in good faith by appropriate proceedings;

(11)
mortgages on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property assets;

(12)
mortgages created or subsisting by way of hereditary building rights;

(13)
mortgages pursuant to section 1136 (alone or in conjunction with 1192(1)) of the German Civil Code (Bürgerliches Gesetzbuch);

(14)
mortgages required to be granted under mandatory law in favor of creditors as a consequence of a merger or conversion permitted under the prospectus supplement due to section 22, 204 of the German Transformation Act (Umwandlungsgesetz);

(15)
mortgages on accounts receivable securing Amphenol Corporation’s indebtedness or, in the case of senior debt securities issued pursuant to the Amphenol Technologies indenture, the indebtedness of Amphenol Technologies Holding GmbH; or

(16)
extensions, renewals or replacements of any mortgage referred to in clauses (1) through (15) above without increase of the principal of the indebtedness secured by the mortgage;

provided, however, that any mortgages permitted by any of the clauses above shall not extend to or cover any property of ours or that of any Restricted Subsidiary, as the case may be, other than the property specified in these clauses and improvements to this property.
Notwithstanding the restrictions outlined in the preceding paragraphs, Amphenol Corporation and any Restricted Subsidiary are permitted to issue, incur, create, assume or guarantee indebtedness secured by a mortgage without equally and ratably securing the senior debt securities of such series and, if applicable, the guarantee of senior debt securities then outstanding under the applicable indenture, if, after giving effect thereto and any concurrent retirement of indebtedness, the aggregate amount of all indebtedness secured by mortgages (not including mortgages permitted under clauses (1) through (16) above) does not at such time exceed 15% of Consolidated Net Tangible Assets.
Notwithstanding the foregoing, any mortgage securing the senior debt securities granted pursuant to this covenant shall be automatically and unconditionally released and discharged upon the release by all holders of the indebtedness secured by the mortgage giving rise to the mortgage securing the senior secured securities (including any deemed release upon payment in full of all obligations under such indebtedness).
Limitation on Sale/Leaseback Transactions
So long as the senior debt securities of any series are outstanding under the applicable indenture, neither Amphenol Corporation nor any Restricted Subsidiary will enter into any “sale/leaseback transaction” (as defined below) with respect to any Principal Property, whether now owned or hereafter acquired by Amphenol Corporation or any Restricted Subsidiary, unless:
(a)
Amphenol Corporation or such Restricted Subsidiary would, at the time of entering into such arrangement, be able to incur indebtedness secured by a mortgage on the Principal Property involved in the transaction at least equal in amount to the Attributable Debt with respect to such sale/leaseback transaction, without equally and ratably securing the senior debt securities of such series and, if applicable, the guarantee of senior debt securities, under the covenant described in “— Limitation on Liens” above; or

(b)
the net proceeds of the sale of the Principal Property to be leased are at least equal to such Principal Property’s fair market value, as determined by the board of directors of Amphenol Corporation, and the proceeds are applied within 180 days of the effective date of the sale/leaseback transaction to the purchase, construction, development or acquisition of assets that are Principal Property or to the repayment of senior indebtedness of Amphenol Corporation or any Restricted Subsidiary.

This restriction does not apply to sale/leaseback transactions:
•
entered into prior to the time of the closing of the offering of the senior debt securities of such series;

•
between Amphenol Corporation and any Restricted Subsidiary or between Restricted Subsidiaries;

•
under which the rent payable pursuant to such lease is to be reimbursed under a contract with the U.S. Government or any instrumentality or agency thereof;

•
involving leases for a period of no longer than three years; or

•
in which the lease for the property or asset is entered into within 270 days after the date of acquisition, completion of construction or commencement of full operations of such property or asset, whichever is latest.

A “sale/leaseback transaction” means an arrangement relating to property now owned or hereafter acquired whereby either Amphenol Corporation transfers, or any Restricted Subsidiary transfers, such property to a person and either Amphenol Corporation or any Restricted Subsidiary leases it back from such person.
Notwithstanding the restrictions outlined in the preceding paragraphs, Amphenol Corporation and any Restricted Subsidiary will be permitted to enter into sale/leaseback transactions that would otherwise be subject to such restrictions, without complying with the requirements of clauses (a) and (b) above, if, after giving effect thereto, the aggregate amount of all Attributable Debt with respect to sale/leaseback transactions existing at such time that could not have been entered into except for the provisions described in this paragraph, together with the aggregate amount of all outstanding indebtedness secured by mortgages permitted by any of clauses (1) through (16) under “— Limitation on Liens” above, does not exceed 15% of Consolidated Net Tangible Assets.
A sale/leaseback transaction shall not be deemed to result in the creation of a mortgage.

Merger, Consolidation or Sale of Assets
Amphenol Corporation may, without the consent of the holders of any outstanding series of senior debt securities, consolidate with, sell, lease, convey or otherwise transfer all or substantially all of its assets to, or merge with or into, any other person or entity, provided that:
(i)
Amphenol Corporation shall be the continuing entity, or the successor entity formed from the consolidation or merger or the entity that received the transfer of the assets is organized and validly existing as a corporation under the laws of any state of the United States of America, or the District of Columbia and expressly assumes, by supplemental indenture, the due and punctual payment of the principal of and premium, if any, and interest on the senior debt securities or, as applicable, the guarantee and the performance or observance of every covenant in the applicable indenture on the part of Amphenol Corporation to be performed or observed;

(ii)
immediately after giving effect to the transaction, no default shall have occurred and be continuing with respect to the any series of senior debt securities; and

(iii)
an officer’s certificate and legal opinion are delivered to the trustee, each stating that the consolidation, merger, conveyance or transfer complies with the clauses (i) and (ii) above and that all conditions precedent herein provided for relating to such transaction have been complied with.

In addition, in the case of an offering by Amphenol Technologies Holding GmbH pursuant to the Amphenol Technologies indenture, Amphenol Technologies Holding GmbH may consolidate with, or merge with or into, any other person or entity, provided that:
(i)
Amphenol Technologies Holding GmbH or the successor entity (if other than Amphenol Corporation) formed from the consolidation or merger shall be a person organized and validly existing under the laws of any state of the United States of America, the District of Columbia any province of Canada, Norway, Switzerland or any member state of the European Union and expressly assumes the due and punctual payment of the principal of and premium, if any, and interest on the senior debt securities and the performance and observance of all of the covenants and conditions in the indenture to be performed or observed;

(ii)
immediately after giving effect to the transaction, no default shall have occurred and be continuing with respect to the any series of senior debt securities; and.

(iii)
an officer’s certificate and legal opinion are delivered to the trustee, each stating that the consolidation, merger, conveyance or transfer complies with the clauses (i) and (ii) above and that all conditions precedent herein provided for relating to such transaction have been complied with.

The successor person or entity will succeed to Amphenol Corporation or, as applicable, Amphenol Technologies Holding GmbH, and be substituted for Amphenol Corporation or, as applicable, Amphenol Technologies Holding GmbH, and may exercise all of the rights and powers of Amphenol Corporation or, as applicable, Amphenol Technologies Holding GmbH under the applicable indenture, but in the case of a lease of all or substantially all of the assets of Amphenol Corporation or, as applicable, Amphenol Technologies Holding GmbH, we will not be released from the obligation to pay the principal of and premium, if any, and interest on the senior debt securities.
Definitions
For purposes of this “Description of the Senior Debt Securities” section, the following terms have the following meanings:
“Attributable Debt” means, when used in connection with a sale/leaseback transaction, on any date as of which the amount of Attributable Debt is to be determined, the product of (a) the net proceeds from the sale/leaseback transaction multiplied by (b) a fraction, the numerator of which is the number of full years of the term of the lease relating to the property involved in the sale/leaseback transaction (without regard to any options to renew or extend such term) remaining on the date of the making of the computation, and the denominator of which is the number of full years of the term of the lease measured from the first day of the term.

“Consolidated Net Tangible Assets” means the aggregate amount of assets included on Amphenol Corporation’s consolidated balance sheet as of the most recent fiscal quarter end for which such consolidated balance sheet is available, minus (a) all current liabilities, except for current maturities of long-term debt and current maturities of obligations under capital leases, and (b) total goodwill and other intangible assets, all as set forth on the most recent consolidated balance sheet of Amphenol Corporation and its consolidated subsidiaries and computed in accordance with generally accepted accounting principles.
“default” means any event that is, or after notice or passage of time or both would be, an event of default under the applicable indenture.
“indebtedness” means, with respect to any person, obligations (other than Nonrecourse Obligations) of such person for borrowed money or evidenced by bonds, debentures, notes or similar instruments.
“Nonrecourse Obligation” means indebtedness or other obligations substantially related to (a) the acquisition of assets not previously owned by Amphenol Corporation or any Restricted Subsidiary or (b) the financing of a project involving the development or expansion of Amphenol Corporation’s properties or those of any Restricted Subsidiary, as to which the obligee with respect to such indebtedness or obligation has no recourse to Amphenol Corporation or any Restricted Subsidiary or any of Amphenol Corporation’s assets or those of any Restricted Subsidiary other than the assets that were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).
“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.
“Principal Property” means the land, land improvements, buildings (to the extent they constitute real property interests and including any leasehold interest therein) and fixtures (including, for the avoidance of doubt, all machinery and equipment) constituting the principal corporate office, any manufacturing plant or any manufacturing facility (whether now owned or hereafter acquired) that:
•
is owned by Amphenol Corporation or any of its subsidiaries;

•
is located within any of the present 50 states of the United States of America or the District of Columbia (or, in the case of an offering by Amphenol Technologies Holding GmbH pursuant to the Amphenol Technologies indenture, any province of Canada, Norway, Switzerland or any member state of the European Union); and

•
has not been determined in good faith by Amphenol Corporation’s board of directors not to be materially important to the total business conducted by Amphenol Corporation and its subsidiaries taken as a whole.

“Restricted Subsidiary” means any of Amphenol Corporation’s direct or indirect subsidiaries, including Amphenol Technologies Holding GmbH, that owns any Principal Property; provided, however, that the term “Restricted Subsidiary” does not include:
•
any such subsidiary that is principally engaged in leasing or in financing receivables or that is principally engaged in financing outside the United States of America Amphenol Corporation’s operations or those of its subsidiaries; or

•
any such subsidiary less than 80% of the Voting Stock of which is owned, directly or indirectly, by Amphenol Corporation, by one or more of Amphenol Corporation’s subsidiaries or by Amphenol Corporation and one or more of its subsidiaries if the common stock of such subsidiary is traded on any national securities exchange or in the over-the-counter market.

“Voting Stock” of a person means all classes of any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such person, including any preferred stock and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible into such equity, to the extent then outstanding and normally entitled to vote in the election of such person’s directors, managers or trustees, as applicable.

Defaults
Unless otherwise indicated in the prospectus supplement applicable to the senior debt securities of any series, each of the following is an “event of default” with respect to the senior debt securities of such series under the indentures:
(1)
a default in the payment of any interest on any debt security of such series when it becomes due and payable, and the continuance of such default for a period of 30 days;

(2)
a default in the payment of principal of or premium, if any, on any debt security of such series when due at its maturity, including at the stated maturity, upon redemption or required repurchase, upon declaration of acceleration or otherwise;

(3)
a failure by Amphenol Corporation or, as applicable, Amphenol Technologies Holding GmbH, to comply with the other covenants or warranties contained in the applicable indenture (other than any such covenant or warranty for which the consequences of nonperformance or breach are addressed elsewhere in this paragraph and other than a covenant or warranty that is solely for the benefit of debt securities other than such series) continuing for 90 days after written notice has been given as provided in the applicable indenture;

(4)
(a) a failure by Amphenol Corporation or, as applicable, Amphenol Technologies Holding GmbH, to make any payment at maturity, including any applicable grace period, on any indebtedness of Amphenol Corporation or, as applicable, Amphenol Technologies Holding GmbH, in an amount in excess of $50,000,000 or (b) a default on any indebtedness of Amphenol Corporation or, as applicable, Amphenol Technologies Holding GmbH, which default results in the acceleration of indebtedness in an amount in excess of $50,000,000;

(5)
the occurrence of various events of bankruptcy, insolvency or reorganization involving Amphenol Corporation or, as applicable, Amphenol Technologies Holding GmbH, as provided in the applicable indenture; or

(6)
in the case of the Amphenol Technologies indenture, the guarantee by the Guarantor ceases to be in full and effect (other than in accordance with the terms of the guarantee) or the Guarantor denies or disaffirms its obligations under its guarantee.

The foregoing constitute events of default whatever the reason for any such event of default and whether it is voluntary or involuntary or is effected by operation of any law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
If an event of default with respect to the senior debt securities of any series, other than an event of default described in clause (5) above, occurs and is continuing, then the trustee (acting at the request or direction of the holders) or the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of such series by notice to us may declare the principal of and accrued but unpaid interest on all the senior debt securities of such series to be due and payable. Upon this declaration, principal of and interest on the senior debt securities of such series will be immediately due and payable. If an event of default described in clause (5) above occurs and is continuing, the principal of and accrued but unpaid interest on all the senior debt securities of such series will become immediately due and payable without any declaration or other act on the part of the trustee or any holders. Under some circumstances, the holders of a majority in aggregate principal amount of the outstanding senior debt securities of such series may rescind any acceleration with respect to the senior debt securities of such series and its consequences.
If an event of default occurs and is continuing, the trustee, in conformity with its duties under the applicable indenture, will be required to exercise all rights or powers under the applicable indenture at the written request or direction of any of the holders, provided the holders provide the trustee with a security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of senior debt securities of any series may pursue any remedy with respect to the applicable indenture or the senior debt securities unless:
•
such holder previously notified the trustee that an event of default is continuing;

•
the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of such series requested the trustee to pursue the remedy;

•
such holders offered, and if requested, provided, the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities that may be incurred by it in compliance with such request;

•
the trustee has not complied with the holder’s request within 60 days after its receipt of such notice, request and offer of security or indemnity; and

•
the holders of a majority in principal amount of the outstanding senior debt securities of such series have not given the trustee a direction inconsistent with the request within the 60-day period.

Generally, the holders of a majority in principal amount of the outstanding senior debt securities of a series are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee with respect to the senior debt securities of such series. The trustee, however, may refuse to follow any direction that conflicts with law or the applicable indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of senior debt securities of such series or that would expose the trustee to personal liability.
If a default or event of default with respect to the senior debt securities of a series occurs and is continuing and a responsible officer of the trustee has notice thereof, the trustee must deliver to each holder of any debt security of such series notice of the default or event of default within 90 days after it occurs, or if later, after a responsible officer of the trustee has notice of such default or event of default. Except in the case of a default or event of default in the payment of principal, premium, if any, or interest on any debt security of such series, the trustee may, but has no obligation to, withhold notice if the trustee determines in good faith that withholding notice is in the interests of the holders.
In addition, we are required, so long as any of the senior debt securities are outstanding, deliver to the trustee, within 120 days after the end of each fiscal year, an officer’s certificate stating whether or not, to the knowledge of the signers thereof, we are in default in the performance and observance of any of the terms, provisions and conditions of the indentures (without regard to any period of grace or requirement of notice provided hereunder), and if a default or event of default shall have occurred, specifying all such defaults or events of default and the nature and status thereof of which we may have knowledge. We also are required, so long as any of the senior debt securities are outstanding, to deliver to the trustee, within 30 days after becoming aware of any default or event of default, an officer’s certificate specifying such default or event of default and what action we are taking or propose to take with respect thereto.
Amendments and Waivers
Amphenol Corporation, Amphenol Technologies Holding GmbH (as applicable) and the trustee may amend the applicable indenture as to the senior debt securities of any series and any guarantee, as applicable, with the written consent of the holders of a majority in principal amount of the senior debt securities of such series then outstanding. Any past default or compliance with any provisions of the applicable indenture or the senior debt securities of such series, or any guarantee, as applicable, may be waived with the written consent of the holders of a majority in principal amount of the senior debt securities of such series then outstanding. These consents may be obtained through a tender offer or exchange offer for the senior debt securities of such series.
Without the consent of each holder of an outstanding debt security of any series, we and the trustee may not amend the indenture as to such series to:
•
reduce the amount of senior debt securities of such series whose holders must consent to an amendment, supplement or waiver;

•
reduce the rate of or extend the time for payment of interest (including default interest) on any debt security of such series;

•
reduce the principal of or premium, if any, on any debt security of such series or change its maturity, including the stated maturity or the date of redemption or required repurchase thereof;

•
reduce the principal amount of discount securities payable upon acceleration of the maturity thereof;

•
make any debt security of such series payable in any currency other than that stated in the debt security of such series;

•
impair the right of any holder of any debt security of such series to receive payment of principal of and interest on the senior debt securities of such series on or after the due dates for the payment of the principal or interest (including additional amounts) or to institute suit for the enforcement of any payment on or with respect to the senior debt securities of such series;

•
make any changes that would affect the ranking of the senior debt securities of such series in a manner adverse to the holders thereof;

•
release the Guarantor from its guarantee or modify the guarantee in any manner adverse to the holders thereof, except as provided for in the applicable indenture;

•
make any change in the amendment or waiver provisions relating to the senior debt securities of such series that require the consent of each holder thereof; or

•
make any change in Sections 6.8 or 6.13 of the applicable indenture relating to the right of holders to receive payment of principal and interest and the waiver past defaults.

Amphenol Corporation, Amphenol Technologies Holding GmbH (as applicable) and the trustee may, however, amend or supplement the applicable indenture without the consent of any holder of the senior debt securities of any series as to:
•
cure, correct or supplement any ambiguity, omission, defect or inconsistency as to the senior debt securities of such series;

•
comply with Article V of the applicable indenture, including the assumption by a successor entity of our obligations under the applicable indenture as to the senior debt securities of such series;

•
provide for uncertificated senior debt securities in addition to or in place of certificated senior debt securities;

•
add guarantees or collateral security with respect to the senior debt securities of such series;

•
add to the covenants under the indentures for the benefit of the holders of the senior debt securities of such series or to surrender any right or power conferred upon us as to the senior debt securities of such series;

•
make any change that does not adversely affect the rights of any holder of senior debt securities of such series in any material respect;

•
provide for the issuance of and establish the form and terms and conditions of securities of any series as permitted by the indentures;

•
change or eliminate any of the provisions of the indentures provided that any such change or elimination will become effective only when there is no security outstanding of any series created prior to the execution of such amendment or supplement that is adversely affected by such provision;

•
evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the securities of one or more series and to add to or change any of the provisions of the indentures as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee;

•
comply with any requirement of the SEC regarding qualification of the indentures under the Trust Indenture Act of 1939; or

•
release the Guarantor from its guarantee when permitted by the terms of the applicable indenture.

It is not necessary that any consent of the holders of the senior debt securities of any series required under the applicable indenture approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Transfer and Exchange
A holder may transfer or exchange senior debt securities of a series in accordance with the applicable indenture. Upon any transfer or exchange, the registrar of the senior debt securities and the trustee may require a holder to furnish appropriate endorsements and transfer documents and we may require a holder to pay any taxes required by law or permitted by the applicable indenture, including any transfer tax or other similar governmental charge payable as part of the transfer or exchange. We are not required to transfer or exchange any debt security selected for redemption or to transfer or exchange any debt security for a period of 15 days prior to a selection of senior debt securities to be redeemed. The senior debt securities will be issued in registered form and the registered holder of a debt security will be treated as the owner of the debt security for all purposes.
Defeasance
With respect to the senior debt securities of any series, we may, at any time, terminate all of our obligations under the senior debt securities of such series and the indentures (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the senior debt securities of such securities, to replace mutilated, destroyed, lost or stolen senior debt securities of such series and to maintain a registrar and paying agent in respect of the senior debt securities of such series. We at any time may terminate our obligations with respect to the senior debt securities of any series under the covenants described under “— Covenants” and certain other covenants set forth in the indentures, as well as any additional covenants which may be set forth in the prospectus supplement applicable to the senior debt securities of any series (“covenant defeasance”).
We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the senior debt securities of any series may not be accelerated because of an event of default with respect thereto. If we exercise our covenant defeasance option, payment of the senior debt securities of such series may not be accelerated because of an event of default described in clause (3) (except for the covenant described under “— Covenants — Merger, Consolidation or Sale of Assets”) or clause (4) under “— Defaults” above.
To exercise either defeasance option with respect to the senior debt securities of any series:
•
we must irrevocably deposit with the trustee or the paying agent, as applicable, in trust for the benefit of the holders of the senior debt securities of such series, money or U.S. government obligations that will provide cash at the times and in the amounts as will be sufficient to pay principal, premium and interest when due on all the senior debt securities of such series to maturity or redemption;

•
we must deliver to the trustee an opinion of counsel that will provide that the beneficial owners of the senior debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and defeasance had not occurred;

•
in the case of legal defeasance only, the opinion of counsel referred to in the clause above must be based on a ruling of the U.S. Internal Revenue Service or other change in applicable U.S. federal income tax law;

•
we must deliver to the trustee an officer’s certificate and an opinion of counsel each stating that all conditions precedent to exercising either defeasance option have been complied with;

•
such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which we are a party or by which we are bound; and

•
no default shall have occurred and be continuing.

Concerning the Trustee
The U.S. Bank Trust Company, National Association (or any other trustee as set forth in a resolution of the board of directors of the Company, an officer’s certificate or a supplemental indenture pursuant to the applicable indenture) is the trustee under each of the indentures and, with respect to debt securities issued and payable in United States Dollars is also registrar and paying agent of the senior debt securities.
The indentures contain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in some cases, or to realize on property received in respect of any of these claims as security or otherwise. The trustee is permitted to engage in other transactions with us and our subsidiaries and affiliates. However, if the trustee acquires any conflicting interest it must either eliminate its conflict within 90 days, apply to the SEC for permission to continue or resign as trustee under the indentures.
Governing Law
Each indenture provides that it and the senior debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF GUARANTEES
If Amphenol Technologies Holding GmbH issues the senior debt securities, Amphenol Corporation will fully and unconditionally guarantee the due and punctual payment of the principal of, any premium and any interest on those senior debt securities, when and as these payments become due and payable, whether at maturity, upon redemption, repurchase or declaration of acceleration, or otherwise.
The guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by Amphenol Corporation without rendering the guarantee, as it relates to Amphenol Corporation, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
The terms of any guarantee and the conditions upon which a guarantor may be released from its obligations under that guarantee will be set forth in the applicable prospectus supplement.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities issued in United States Dollars will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. The global securities issued in Euros or any other foreign currency will be deposited with, or on behalf of, a common depositary and registered in the name of the nominee of the common depositary for the accounts of either Euroclear or Clearstream. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•
a limited-purpose trust company organized under the New York Banking Law;

•
a “banking organization” within the meaning of the New York Banking Law;

•
a member of the Federal Reserve System;

•
a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•
a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the applicable depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indentures may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC with respect to debt securities issued in United States Dollars. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities issued and payable in United States Dollars will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner of debt securities issued and payable in United States Dollars must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indentures.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
•
DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;
•
we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•
an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we and the trustee do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. None of we, the trustee nor any agent of ours or the trustee will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION
We may sell the securities from time to time offered by this prospectus:
•
to or through underwriting syndicates represented by managing underwriters;

•
to or through one or more underwriters without a syndicate;

•
through agents;

•
through dealers for public offering and sale by them;

•
directly to investors; or

•
through a combination of any of the foregoing methods of sale.

The accompanying prospectus supplement will set forth the terms of the offering of the securities and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:
•
the name or names of any underwriters, dealers or agents;

•
the public offering price of such securities;

•
any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•
the proceeds to us from that sale; and

•
any securities exchange or market on which such securities may be listed.

If we use underwriters in the offering and sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the accompanying prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the securities of a series if any are purchased. Only those underwriters identified in the accompanying prospectus supplement are deemed to be underwriters in connection with the securities offered in such prospectus supplement.
We may sell the securities directly or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the accompanying prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
If a dealer is utilized in the sale of any of the securities, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by such dealer at the time of resale.
The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the accompanying prospectus supplement specifies. In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Some of the underwriters, dealers or agents who participate in the distribution of the securities may engage in other transactions with, and perform other services for, us or our subsidiaries in the ordinary course of business.
Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. We will provide in the accompanying prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters, dealers or agents in connection with the offering of the securities.
Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.
We may authorize agents or underwriters to solicit offers by certain types of institutions to purchase the securities from us at the public offering price set forth in the accompanying prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the accompanying prospectus supplement, and the accompanying prospectus supplement will set forth the commissions payable for solicitation of such contracts.
Each series of securities will be a new issue of securities with no established trading market. Any underwriters to whom we sell the securities for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.
The securities may or may not be listed on a national securities exchange. During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time.
Certain of the underwriters who participate in the distribution of the securities, and their affiliates, may perform various commercial banking and investment banking services for us and our affiliates from time to time in the ordinary course of business.

LEGAL MATTERS
The validity of, and certain other matters of United States federal and New York State law with respect to the securities offered by this prospectus will be passed upon for us by Latham & Watkins LLP, New York, New York. The validity of, and certain other matters of German law with respect to the securities offered by this prospectus by Amphenol Technologies Holding GmbH will be passed upon for us by Latham & Watkins LLP, Frankfurt, Germany. Any underwriter, dealer or agent will be advised about other legal issues relating to any specific offering of the securities by its own legal counsel.
EXPERTS
The financial statements of Amphenol Corporation, incorporated by reference in this prospectus by reference from Amphenol Corporation’s Annual Report on Form 10-K for the year ended December 31, 2025, and the effectiveness of Amphenol Corporation’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

AMPHENOL TECHNOLOGIES HOLDING GmbH
€500,000,000 3.625% Senior Notes due 2031
Guaranteed on a Senior Unsecured Basis by
AMPHENOL CORPORATION

PROSPECTUS SUPPLEMENT
March 24, 2026

Joint Book-Running Managers
Barclays Citigroup Commerzbank HSBC
BofA Securities	Goldman Sachs & Co. LLC	TD Securities
Senior Co-Manager
US Bancorp
Co-Managers
Loop Capital Markets Siebert Williams Shank